Exhibit 10.1

                              INVESTMENT AGREEMENT

         This INVESTMENT AGREEMENT (the "Agreement") is made and entered into as of July 15, 2005, by and among MedSolutions, Inc., a Texas corporation, on behalf of itself and its subsidiaries (MedSolutions, Inc. and its Subsidiaries are collectively referred to herein as the "Company") and Tate Investments, LLC, a Wisconsin limited liability company (the "Investor").

                                    RECITALS:

         WHEREAS, the Company desires to raise capital to retire certain existing indebtedness of the Company and its subsidiaries, and to make strategic acquisitions;

         WHEREAS, the Investor has agreed to invest up to Two Million Dollars ($2,000,000) in the Company for such purposes through both debt and equity investments on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the Company and the Investor agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Defined Terms. Capitalized terms used in this Agreement which are not otherwise defined herein shall have the following meanings:

                  (a) "Accounts" shall mean all of the Company's and its Subsidiaries' rights to payment for goods (including freight and taxes) sold or leased or services performed thereby, whether now in existence or arising from time to time hereafter, including without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by the Company or any of its Subsidiaries to secure the foregoing,
         (ii) all of the Company's and each of its Subsidiaries' right, title and interest in and to any goods, the sale of which gave rise thereto,
         (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, records, ledger cards, and invoices relating thereto, (vi) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

                  (b)  "Additional  Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 3.2(i)(ii)(C)(V) hereof) after the Issue Date, other than: (i) Common Stock issued pursuant to a transaction described in Section 3.2(i)(ii)(D) hereof, (ii) shares issued or to be issued pursuant to




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         the Investment Agreement;  (iii) Common Stock issued in connection with the acquisition by the Company or any of its Subsidiaries of another entity; or (iv) up to 106,666 shares of Common Stock issuable pursuant to stock options with exercise prices of $0.75 per share to be issued to Mr. Alan Larosee and Mr. David Mack as finders' fees for the transactions contemplated by the Investment Agreement.

                  (c) "Advance" shall mean each sum loaned by the Investor to the Company under the Note from time to time pursuant to a Draw Notice.

                  (d) "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person, except a Subsidiary of the Company shall not be an Affiliate of the Company. A Person shall be deemed to control a corporation or entity if such Person possesses directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or entity, whether through the ownership of voting securities, by contract, or otherwise.

                  (e) "Articles" shall mean the Articles of Incorporation of the Company or a Subsidiary as the same may be amended from time to time.

                  (f) "Bylaws" shall mean the corporate bylaws of the Company or Subsidiary as the same may be amended from time to time.

                  (g) "Capital Call" shall mean each sum requested by the Company under the Subscription Agreement from time to time pursuant to a Capital Call Notice.

                  (h) "Capital Call Notice" shall mean a written notice from the Company to the Investor that the Company is requesting that the Investor purchase a specified number of Common Shares (as defined below) pursuant to the Subscription Agreement. Each Capital Call Notice shall set forth the number of Common Shares the Company is tendering for sale, the current Purchase Price per share, the date the Company desires to effectuate the sale, which date shall not be earlier than fifteen (15) days after the date the Company delivers the Capital Call Notice to the Investor, and shall contain a certification by the Company's Chief Executive Officer that (i) the Company has complied with all of the conditions precedent to a Capital Call set forth in
         Section 4.2(d)(i) hereof, and (ii) the Company is in compliance with all of its covenants under this Agreement.

                  (i) "Common Stock" shall mean and include all shares of Common Stock of the Company, and any rights, options or warrants to purchase Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of such shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

                  (j) "Deed of Trust" shall mean that certain deed of trust from the Company to the Investor granting the Investor a continuing second priority security interest in the Real Property.



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

                  (k) "Draw Notice" shall mean a written notice from the Company to the Investor that the Company is requesting an Advance under the Note. Each Draw Notice shall set forth the amount of the Advance requested, the date such Advance is requested, which date shall not be earlier than fifteen (15) days after the date the Company delivers the Draw Notice to the Investor, and shall contain a certification by the Company's Chief Executive Officer that (i) the Company has complied with all of the conditions precedent to an Advance as set forth in Sections 3.2(b) and (c), as applicable, and (ii) the Company is in compliance with all of its covenants under this Agreement.

                  (l) "EBITDA" shall mean income (or loss) from operations, plus net interest expense, income tax and depreciation, calculated in accordance with GAAP. For purposes of this definition, income (or loss) from operations does not include any gain from the sale of assets or the forgiveness, extinguishment or reclassification of debt (other than gain resulting from the agreement by a vendor who provided goods or services to the Company in the ordinary course of business to accept less than the face amount of an invoice previously issued by the vendor).

                  (m) "Event of  Default"  shall have the  meaning  set forth in
         Article IX hereof.

                  (n) "Initial Capital Call Notice" shall mean the Capital Call Notice submitted to the Investor at the Closing pursuant to Section 4.2(c) hereof.

                  (o) "Initial Advance" shall mean the Advance made at the Closing pursuant to the Initial Draw Notice.

                  (p) "Initial Capital Call" shall mean the Capital Call made in connection with the Closing pursuant to the Initial Capital Call Notice.

                  (q) "Initial Draw Notice" shall mean the Draw Notice submitted to the Investor at the Closing pursuant to Section 3.2(b) hereof.

                  (r) "Interest Period" shall mean any one of consecutive one-month periods, the first of which shall begin on the date the initial Advance is made under the Note and end on the last day of the month in which the initial Advance is made and the rest of which shall each begin on the first day of each full month thereafter and end on the last day of that month.

                  (s) "Issue Date" shall mean the date upon which any shares of Common Stock were issued to the Investor pursuant to this Agreement and/or the Subscription Agreement.

                  (t) "Knowledge." An individual shall be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a person serving in the same capacity as such individual would be expected to discover or otherwise become aware, after due inquiry, of such fact or other matter in the course of performing the official duties of such individual. A corporation shall be deemed to have "Knowledge" of a particular fact or other matter if the chief executive officer or the chief financial officer of the corporation has Knowledge (as set forth above) of such fact or other matter.



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

                  (u) "Net Income" shall mean revenues minus expenses, depreciation, interest and taxes, calculated in accordance with GAAP. For purposes of this definition, revenues do not include any gain from the sale of assets or the forgiveness, extinguishment or reclassification of debt (other than gain resulting from the agreement by a vendor who provided goods or services to the Company in the ordinary course of business to accept less than the face amount of an invoice previously issued by the vendor).

                  (v) "Note" shall mean the Company's One Million Dollar ($1,000,000) 10% Senior Convertible Note in the form attached hereto as Exhibit B, which will be issued by the Company to the Investor at the Closing.

                  (w) "Outstanding Principal" shall mean, at any time, the aggregate sum of all Advances previously made under the Note, plus accrued but unpaid interest, less all amounts repaid under the Note.

                  (x) "Projected EBITDA" shall mean, for fiscal year 2005, the projected EBITDA for the Company and its Subsidiaries on a consolidated basis, set forth in the Company's pro forma financial statements attached hereto as Exhibit A and incorporated herein by reference, and for each fiscal year thereafter, the projected EBITDA set forth in Exhibit A shall be adjusted annually for each such fiscal year by the mutual agreement of the Company and the Investor on or before January 31st of each such fiscal year; provided, however, that in no event shall the projected EBITDA for any such fiscal year reflect less than 5% internal growth for such fiscal year over the immediately preceding fiscal year. Projected EBITDA shall not include any expenses (including without limitation, expenses incurred in connection with the transactions contemplated hereby), which are capitalized on the Company's year end financial statements. The Projected EBITDA shall be further adjusted as set forth in Section 3.2(i).

                  (y) "Projected Net Income" shall mean, for fiscal year 2005, the projected Net Income for the Company and its Subsidiaries on a consolidated basis, set forth in the Company's pro forma financial statements attached hereto as Exhibit A and incorporated herein by reference, and for each fiscal year thereafter, the projected Net Income set forth in Exhibit A shall be adjusted annually for each such fiscal year by the mutual agreement of the Company and the Investor on or before January 31st of each such fiscal year; provided, however, that in no event shall the projected Net Income for any such fiscal year reflect less than 5% internal growth for such fiscal year over the immediately preceding fiscal year. The Projected Net Income shall be further adjusted for acquisitions and dispositions, if any, as set forth in Section 3.2(i). For purposes of this definition, projected net income does not include any gain from the sale of assets or the forgiveness, extinguishment or reclassification of debt (other than gain resulting from the agreement by a vendor who provided goods or services to the Company in the ordinary course of business to accept less than the face amount of an invoice previously issued by the vendor). Projected Net Income shall also not include any expense (including, without limitation, expenses incurred in connection with the transactions contemplated by this Agreement), which are capitalized on the Company's year end financial statements).



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

                  (z) "Real Property" shall mean the Company's real estate, improvements, permits and approvals associated with the Company's treatment/transfer facility in Garland, Texas, which is more fully described in Exhibit C hereto.

                  (aa) "Related Party" shall mean (i) any officer or director of the Company or any Subsidiary, (ii) any Person directly or indirectly owning any shares of capital stock of the Company or any Subsidiary,
         (iii) any Person who is related by blood, adoption or marriage to any Person described in clause (i) or (ii), or (iv) any Affiliate of the Company or any Affiliate of any Person described in clause (i), (ii) or
         (iii); provided, however, that the Company and any Subsidiary of the Company shall not be Related Parties.

                  (bb) "Subscription Agreement" shall mean the Subscription Agreement in the form attached hereto as Exhibit D, to be executed and delivered by the Investor to the Company as set forth in Article IV.

                  (cc)   "Subsequent   Advance"  shall  mean  any  Advance  made
         subsequent to the Initial Advance.

                  (dd) "Subsequent Capital Call" shall mean any Capital Call made subsequent to the Initial Capital Call.

                  (ee) "Subsidiary" shall mean any corporation or other entity of which the Company either directly or indirectly owns greater than fifty percent (50%) of the total combined voting power of all classes of equity securities, at the time any determination is made.

                                   ARTICLE II

                                   INVESTMENT

         Section 2.1 Agreement to Invest. The Investor hereby agrees to invest up to Two Million Dollars ($2,000,000) in the Company, on the terms and conditions set forth herein. Such investment will be structured as follows: (a) the Company will sell to the Investor, and the Investor will purchase from the Company, the Company's Up to One Million Dollar ($1,000,000) 10% Senior Convertible Note (the "Note"), and (b) the Investor will subscribe for up to One Million Dollars ($1,000,000) of the Company's common stock, par value $.001 (the "Common Stock") at a purchase price of sixty-five cents ($0.65) per share, subject to adjustment at the time of each Capital Call as set forth herein.

         Section 2.2 Closing. The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of the Investor's counsel, Davis & Kuelthau, s.c., 300 N. Corporate Drive, Suite 150, Brookfield, WI 53045 on July 15, 2005 at 10:00 a.m., or at such other time and place as the Company and the Investor shall mutually agree.



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

                                   ARTICLE III

                          TERMS OF THE DEBT INVESTMENT

         Section 3.1 Debt Investment. In consideration for the Company's issuance to the Investor of the Note, the Investor hereby agrees to lend to the Company up to One Million Dollars ($1,000,000) on the terms and conditions set forth herein.

         Section 3.2 Terms of the Debt Investment.

                  (a) The Advances. The Investor agrees to lend to the Company, in a series of Advances, such amounts as the Company may request from time to time in one or more Draw Notices, until the earlier of October 15, 2006, or such time as the aggregate amount of Advances made under the Note shall equal One Million Dollars ($1,000,000).

                  (b) Initial Advance. At the Closing, the Company may deliver to the Investor an Initial Draw Notice in an amount up to Three Hundred Thousand Dollars ($300,000). The amount of the Initial Advance requested and the amount of the initial Capital Call requested shall not, in the aggregate, exceed Six Hundred Thousand Dollars ($600,000). The proceeds of the Initial Advance and the Initial Capital Call shall only be used to satisfy the Company's and its Subsidiaries liabilities to the Internal Revenue Service for federal payroll tax arrearages in an amount sufficient to discharge at a minimum all federal tax liens on the assets of the Company with any shortfall representing only the expected adjustment to penalties anticipated by the Company's tax advisors, and with the balance being used to pay the Company's and its Subsidiaries' scheduled trade payables detailed on Schedule 3.2 (including $37,500 for the Investor's legal fees related to the transactions contemplated herein); provided, however, that in the event that the Company does not receive a favorable adjustment to its federal tax penalties as described above, the Company shall promptly pay any outstanding federal tax obligations then due.

                  (c) Subsequent Advances.

                           (i) Subsequent Advances under the Note will be made only upon the satisfaction of all of the following conditions:

                                    (A) The Company  shall deliver a Draw Notice
                           to the Company no later than fifteen (15) days prior to the date on which the Company desires the Advance to be made.

                                    (B) Any Draw Notice shall be  accompanied by
                           a Capital Call Notice in an amount equal to the amount requested pursuant to such Draw Notice, until such time as the aggregate amount of all Capital Calls shall equal One Million Dollars ($1,000,000).

                                    (C)   All   of   the   representations   and
                           warranties made by the Company in this Agreement are true, complete and correct in all material respects on the date of such Draw Notice with the same effect as though such representations and warranties had been made on and as of the date of such Draw Notice.



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

                                    (D) On the  date of such  Draw  Notice,  the
                           Company shall have complied with and shall be in compliance with all covenants of the Company in this Agreement.

                                    (E) There  shall be no  continuing  Event of
                           Default.

                                    (F) The  Advance  requested  pursuant to the
                           Draw Notice shall be made only for the specific purpose of making a strategic acquisition approved in writing by the Investor, and is only in such amount as the Company requires (in combination with any amounts requested pursuant to the accompanying Capital Call Notice) to effectuate such strategic acquisition; provided however, that the Investor shall be deemed to have approved any such strategic acquisition if it has not provided written notice of its disapproval and the reasons therefor to the Company within fifteen (15) days of its receipt of the Draw Notice.

                                    (G) The  Company  shall have  submitted  its
                           acquisition plan to the Investor for review, and shall have received the Investor's prior written approval for such acquisition; provided, however, that the Investor shall be deemed to have approved any such acquisition plan if it has not provided written notice of its disapproval and the reasons therefor to the Company within fifteen (15) days of its receipt of such acquisition plan.

                                    (H) The Company and the Investor  shall have
                           reached a written agreement with respect to the adjustments to the Projected Net Income, Projected EBITDA and Schedule 8.11 to reflect the impact of the proposed acquisition.

                           (ii) Each Advance (including any Initial Advance made
                  at Closing) shall reduce the amount available for Subsequent Advances under the Note by the amount of such Advance, such that the aggregate amount of all Advances made under the Note may never exceed an aggregate of One Million Dollars ($1,000,000). Amounts repaid under the Note shall not reinstate any amount available for Draws under the Note, except that amounts of the Initial Advance which are repaid when due shall be reinstated and available for Draws under the Note.

                  (d) Payment of Advances. Upon fulfillment of the conditions precedent to Closing set forth in Article VII hereof with respect to any Initial Advance, and Section 3.2(c)(i) hereof with respect to any Subsequent Advance, the Investor shall make available to the Company, in immediately available funds, on the date set forth in the Draw Notice the amount of the Advance requested. The Investor shall make such funds available to the Company by wire transfer to the account specified in such Draw Notice or in such other manner as the Investor and the Company shall agree.



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

                  (e) Interest. All Outstanding Principal due and payable under the Note shall bear interest at a rate equal to ten percent (10%) per annum, compounded annually. Interest shall accrue on the amount of each Advance from the time the proceeds of such Advance are made available to the Company until such time as such amounts are repaid.

                  (f)  Repayment.  The Initial  Advance will be payable in three
         (3) equal monthly installments of interest only commencing thirty (30) days from the date of the Initial Advance and twelve (12) equal monthly installments of principal and interest commencing thereafter. Subsequent Advances will be payable in thirty-six (36) installments as follows: thirty-five (35) monthly payments of interest only on the first day of each calendar month commencing with the first day of the month (the "First Payment Date") that falls at least thirty (30) days after the date the first Subsequent Advance is made by the Investor under the Note, and a final installment in an amount equal to the Outstanding Principal and any accrued but unpaid interest on the third anniversary of the First Payment Date. Any monthly interest payments shall be in an amount equal to interest actually accrued on the Outstanding Principal under the Note during the immediately preceding Interest Period. All payments by the Company to the Investor hereunder shall be made in lawful currency of the United States of America and in immediately available funds no later than 1:00 p.m., Milwaukee, Wisconsin time, on the due date at the address specified by the Investor from time to time.

                  (g) Prepayment. On or after the eighteen (18) month anniversary of the Closing, the Company may prepay any or all of the Outstanding Principal under the Note, and any accrued and unpaid interest thereon, at any time and from time to time without the prior written consent of the Investor and without any premium or penalty; provided, however, that (i) the Company shall provide the Investor with thirty (30) days' prior written notice of its intent to prepay any or all of such Outstanding Principal, and (ii) such notice shall be accompanied by either an irrevocable written commitment from a lender or other financing source to provide financing for the prepayment or evidence reasonably satisfactory to the Investor of the Company's ability to make the proposed prepayment. The Investor may, after receipt of such prepayment notice, elect to convert, pursuant to
         Section 3.2(i) below, any or all of such Outstanding Principal proposed to be prepaid by providing written notice to the Company of the Investor's intent to convert prior to the effective date of such prepayment. Notice of prepayment pursuant to this Section 3.2(g) shall be irrevocable, and in the event the Company fails to prepay the amount specified in the prepayment notice (or to effectuate any conversion requested by the Investor in connection therewith) upon the expiration of thirty (30) days from the date of the delivery of such notice, the Outstanding Principal under the note, together with any accrued and unpaid interest thereon, shall become immediately due and payable.

                  (h) Recordation of Advances and Repayments. The Investor shall record on Schedule 1 of the Note the date and amount of each Advance and the date and amount of each repayment of interest or Outstanding Principal. The failure to record or any error in recording any such Advance or repayment shall not, however, affect the obligations of the Company hereunder or under the Note to repay the Outstanding Principal amount of the Note together with all interest accruing thereon, nor shall such failure or error affect any rights of the Company hereunder or under applicable law. Schedule 1 to the Note, as maintained by the Investor shall, absent manifest error or omission, constitute prima facie evidence of the amounts outstanding under the Note.



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

                  (i) Conversion.

                           (i) Right to Convert.  The  Investor,  at its option,
                  may, from time to time or at any time, convert any or all of the Outstanding Principal of the Note into fully-paid and non-assessable shares of the Company's Common Stock (the
                  "Conversion Shares"), at an initial conversion price of sixty-five cents ($0.65) per share (the "Conversion Price").

                           (ii) Adjustment of Conversion  Price.  The Conversion
                  Price shall be adjusted as follows:

                                    (A)  At  the  time  the  Company's   audited
                           financial statements for any given fiscal year are filed with the Securities and Exchange Commission ("SEC"), if the Company did not realize its Projected EBITDA or Projected Net Income for such fiscal year, the Conversion Price for Conversion Shares issued during and subsequent to the fiscal year covered by the audited financial statements shall be adjusted downward by a percentage equal to the greater of (I) the percentage difference between Projected EBITDA and actual EBITDA for such fiscal year or (II) the percentage difference between Projected Net Income and actual Net Income for such fiscal year. Within ten (10) days after the Company's audited financial statements are filed with the SEC, the Company shall issue a stock certificate to the Investor representing any additional Conversion Shares issuable as a result of the adjustment under this
                           Section 3.2(i)(ii).

                                    (B) At  the  time  the  Company  proposes  a
                           strategic acquisition to the Investor, the Company and the Investor shall mutually agree on an appropriate adjustment to Projected EBITDA and Projected Net Income to reflect the added value to the Company realized by such acquisition.

                                    (C) Upon the Issuance Of Additional Stock.

                                             (I) If  the  Company  shall  issue,
                                    after the Issue Date, any  Additional  Stock
                                    without    consideration,     or    for    a
                                    consideration   per  share   less  than  the
                                    Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to such issuance shall automatically be reduced to the per share price of the Additional Stock.

                                             (II)   No    adjustment    of   the
                                    Conversion  Price shall be made in an amount
                                    less  than  one  cent   ($0.01)  per  share,
                                    provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made prior to three (3) years from the date giving rise to the adjustment. Except to the limited extent provided for in
                                    Section 3.2(i)(ii)(E) hereof no adjustment of the Conversion Price pursuant to this
                                    Section 3.2(i)(ii)(C) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                             (III) In the  case of the  issuance
                                    of   Additional    Stock   for   cash,   the
                                    consideration  shall  be  deemed  to be  the
                                    amount   of  cash   paid   therefor   before
                                    deducting    any    reasonable    discounts,
                                    commissions or other expenses allowed,  paid
                                    or   incurred   by  the   Company   for  any
                                    underwriting or otherwise in connection with the issuance and sale thereof.

                                             (IV) In the case of the issuance of
                                    Additional  Stock  for  a  consideration  in
                                    whole  or  in  part  other  than  cash,  the
                                    consideration   other  than  cash  shall  be
                                    deemed  to be  the  fair  value  thereof  as
                                    determined  by  the  Company's   independent
                                    certified public accountants.

                                             (V) In  the  case  of the  issuance
                                    (whether  before,  on or after the  Issuance
                                    Date) of  options to  purchase  or rights to
                                    subscribe  for Common  Stock,  securities by
                                    their terms convertible into or exchangeable
                                    for Common  Stock or options to  purchase or
                                    rights to subscribe for such  convertible or
                                    exchangeable   securities,   the   following
                                    provisions shall apply for all purposes of this Section 3.2(i)(ii)(C):


                                                        (a)    The     aggregate
                                          maximum  number  of  shares  of Common
                                          Stock    deliverable   upon   exercise
                                          (assuming  the   satisfaction  of  any
                                          conditions   to  exercise,   including
                                          without  limitation,  the  passage  of
                                          time,  but without taking into account
                                          potential  anti-dilution  adjustments)
                                          of such  options to purchase or rights
                                          to subscribe for Common Stock shall be
                                          deemed to have been issued at the time
                                          such options or rights were issued and
                                          for  a  consideration   equal  to  the
                                          consideration   (determined   in   the
                                          manner     provided     in     Section
                                          3.2(i)(ii)(C)(III)     and     Section
                                          3.2(i)(ii)(C)(IV), if any, received by
                                          the Company  upon the issuance of such
                                          options  or  rights  plus the  minimum
                                          exercise   price   provided   in  such
                                          options or rights (without taking into
                                          account    potential     anti-dilution
                                          adjustments)   for  the  Common  Stock
                                          covered thereby.

                                                        (b)    The     aggregate
                                          maximum  number  of  shares  of Common
                                          Stock  deliverable upon the conversion
                                          of   or   exchange    (assuming    the
                                          satisfaction   of  any  conditions  to
                                          conversion   or  exchange,   including
                                          without  limitation,  the  passage  of
                                          time,  but without taking into account
                                          potential  anti-dilution  adjustments)
                                          for   any    such    convertible    or
                                          exchangeable  securities  or upon  the
                                          exercise  of  options to  purchase  or
                                          rights   to    subscribe    for   such
                                          convertible or exchangeable securities
                                          and  the   subsequent   conversion  or
                                          exchange  therefor  shall be deemed to
                                          have  been  issued  at the  time  such
                                          securities were issued or such options
                                          or  rights   were  issued  and  for  a
                                          consideration     equal     to     the
                                          consideration, if any, received by the
                                          Company  for any  such  securities  or
                                          related  options or rights  (excluding
                                          any  cash   received   on  account  of
                                          accrued     interest     or    accrued
                                          dividends),     plus    the    minimum
                                          additional  consideration,  if any, to
                                          be received  by the  Company  (without
                                          taking    into    account    potential
                                          anti-dilution  adjustments)  upon  the
                                          conversion   or   exchange   of   such
                                          securities  or  the  exercise  of  any
                                          related   options   or   rights   (the
                                          consideration   in  each  case  to  be
                                          determined  in the manner  provided in
                                          Section 3.2(i)(ii)(C)(III) and Section
                                          3.2(i)(ii)(C)(IV) hereof.

                                                        (c) In the  event of any
                                          change  in the  number  of  shares  of
                                          Common  Stock  deliverable  or in  the
                                          consideration  payable to the  Company
                                          upon   exercise  of  such  options  or
                                          rights  or  upon  conversion  of or in
                                          exchange  for  such   convertible   or
                                          exchangeable  securities,   including,
                                          but not limited to, a change resulting
                                          from  anti-dilution  adjustments,  the
                                          Conversion Price, to the extent in any
                                          way affected by or computed using such
                                          options,  rights or securities,  shall
                                          be  recomputed to reflect such change,
                                          but no  further  adjustment  shall  be
                                          made for the actual issuance of Common
                                          Stock   or   any   payment   of   such
                                          consideration upon the exercise of any
                                          such   options   or   rights   or  the
                                          conversion   or   exchange   of   such
                                          securities.

                                                        (d) Upon the  expiration
                                          of any such  options  or  rights,  the
                                          termination  of  any  such  rights  to
                                          convert or exchange or the  expiration
                                          of any  options  or rights  related to
                                          such   convertible   or   exchangeable
                                          securities,  the Conversion  Price, to
                                          the extent in any way  affected  by or
                                          computed using such options, rights or
                                          securities   or   options   or  rights
                                          related to such  securities,  shall be
                                          recomputed  to reflect the issuance of
                                          only the  number  of  shares of Common
                                          Stock (and convertible or exchangeable
                                          securities  which  remain  in  effect)
                                          actually  issued upon the  exercise of
                                          such  options  or  rights,   upon  the
                                          conversion   or   exchange   of   such
                                          securities or upon the exercise of the
                                          options  or  rights  related  to  such
                                          securities.

                                                        (e) The number of shares
                                          of Common Stock deemed  issued and the
                                          consideration   deemed  paid  therefor
                                          pursuant to  Sections 3.2(i)(ii)(C)(V)
                                          (a) and 3.2(i)(ii)(C)(V)(b) shall   be
                                          appropriately  adjusted to reflect any
                                          change,  termination  or expiration of
                                          the   type    described   in   Section
                                          3.2(i)(ii)(C)(V)(c)     and    Section
                                          3.2(i)(ii)(C)(V)(d).

                                    (D) Stock Splits,  Subdivisions,  Dividends,
                           Etc. In the event the Company shall at any time or from time to time after the Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without the payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon a conversion under the Investment Agreement and a purchase under the Subscription Agreement shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 3.2(i)(ii)(C)(V) hereof.

                                    (E) Combinations. If the number of shares of
                           Common Stock outstanding at any time after the Issue Date is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                                    (F) Other Recapitalizations.  If at any time
                           or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or other transaction provided for elsewhere herein), provision shall be made so that the Investor shall thereafter be entitled to receive, upon a conversion hereunder, the number of shares of stock or other securities or property of the Company or otherwise, to which the Investor would have been entitled on such recapitalization, if such conversion had occurred prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.2(i) with respect to the rights of the Investor after the recapitalization to the end that the provisions of hereof (including adjustment of the Conversion Price then in effect) shall be applicable after the event as nearly equivalent as may be practicable.

                  (j) Security. As collateral security for the prompt and complete payment and performance when due of the Company's obligations under this Agreement and the Note, the Company does hereby grant the Investor a continuing first priority security interest in and to the Accounts of the Company and its Subsidiaries, and a continuing mortgage interest in and to the Real Property (collectively the "Collateral"). The Deed of Trust shall be subject and subordinate only to the first mortgage lien of First American Bank in the principal amount not to exceed Two Hundred Eight Thousand Dollars ($208,000) plus accrued and unpaid interest thereon, and shall be pari passu with the second mortgage liens of The Estate of Vivian Erikson and Ajit Brar and/or Ajit and Saroj Brar in the aggregate principal amount not to exceed $792,000 plus accrued and unpaid interest thereon. At the Closing, the Company will deliver to the Investor the Deed of Trust, a Security Agreement and all such other financing statements, documents, instruments and agreements as the Investor may reasonably request to create and perfect its security interest in the Collateral.

                                   ARTICLE IV

                         TERMS OF THE EQUITY INVESTMENT

         Section 4.1 Equity Investment. The Investor hereby agrees to subscribe for and purchase an aggregate amount up to One Million Dollars ($1,000,000) of the Company's Common Stock (the "Common Shares") on the terms and conditions set forth herein.

         Section 4.2 Terms of Equity Investment.

                  (a) Subscription for Common Shares. Concurrently with the execution of this Agreement, the Investor will execute and deliver to the Company the Subscription Agreement pursuant to which the Investor will subscribe for and agree to purchase the Common Shares.

                  (b) The Capital Calls. The Investor agrees to purchase the Common Shares in a series of transactions in such amounts as the Company may request from time to time in one or more Capital Call Notices, until the earlier of September 30, 2006, or such time as the aggregate amount of Capital Calls made under the Subscription Agreement shall equal One Million Dollars ($1,000,000.00).

                  (c) Initial Capital Call. At the Closing, the Company may deliver to the Investor an Initial Capital Call Notice in an amount up to Three Hundred Thousand Dollars ($300,000.00), provided that at the Closing the Company must also deliver to the Investor an Initial Draw Notice in an amount not less than Three Hundred Thousand Dollars ($300,000.00). The amount of the Initial Capital Call and the amount of the Initial Advance shall not, in the aggregate, exceed Six Hundred

         Thousand Dollars ($600,000.00). The proceeds of the Initial Capital Call and the Initial Advance shall only be used for the purposes specified in Section 3.2(b) hereof.

                  (d) Subsequent Capital Calls.

                           (i) Subsequent  Capital Calls under the  Subscription
                  Agreement will be made only upon the satisfaction of all of the following conditions:

                                    (A) The Company shall deliver a Capital Call
                           Notice to the Investor no later than fifteen (15) days prior to the date on which the Company desires the Capital Call to be subscribed.

                                    (B)  Any  Capital   Call  Notice   shall  be
                           accompanied by a Draw Notice in an amount equal to the amount requested pursuant to such Capital Call Notice, until such time as the aggregate amount of Capital Calls shall equal One Million Dollars ($1,000,000).

                                    (C)   The   conditions   precedent   to  the
                           Investor's making of an Advance in Sections 3.2(c)(i)(C)-(H) shall apply to the Capital Call in the same manner.

                           (ii) Each Capital Call (including any Initial Capital
                  Call at Closing) shall reduce the amount available for Subsequent Capital Calls under the Subscription Agreement by the amount of such Capital Call, such that the amount of all Capital Calls made under the Subscription Agreement may never exceed an aggregate of One Million Dollars ($1,000,000.00).

                  (e)  Payment of Capital  Calls.  Upon the  fulfillment  of the conditions precedent to Closing set forth in Article VII hereof with respect to any Initial Capital Call and Section 4.2(d)(i) with respect to any Subsequent Capital Call, the Investor shall, against the tender by the Company of a stock certificate or stock certificates representing the number of Common Shares being purchased pursuant to such Capital Call, make available to the Company, in immediately available funds, on the date set forth in the Capital Call Notice, the amount of the Capital Call requested. The Investor shall make such funds available to the Company by wire transfer to the account specified in the Capital Call Notice or in such other manner as the Investor and the Company shall agree.

                  (f) Adjustment of the Purchase Price. The Purchase Price shall be adjusted as follows:

                           (i) At  the  time  the  Company's  audited  financial
                  statements for any given fiscal year are filed with the SEC, if the Company did not realize its Projected EBITDA or Projected Net Income for such fiscal year, the Purchase Price for Shares issued to the Investor during, and subsequent to, the fiscal year covered by the audited statements, shall be adjusted downward by a percentage equal to the greater of (A) the percentage difference between Projected EBITDA and actual EBITDA for such fiscal year, or (B) the percentage difference between Projected Net Income and actual Net Income for such fiscal year. Within ten (10) days after the filing of the

                  Company's audited financial statements with the SEC, the Company shall issue a stock certificate to the Investor representing any additional Shares issuable as a result of the adjustment under this Section 4.2(f)(i).

                           (ii) At the time the  Company  proposes  a  strategic
                  acquisition to the Investor, the Company and the Investor shall mutually agree on an appropriate adjustment to the Projected EBITDA and Projected Net Income to reflect the added value to the Company realized by such acquisition.

                           (iii) In the event of (A) the issuance of  Additional
                  Stock in a transaction of the type described in Section 3.2(i)(ii)(C); (B) the issuance of Common Stock Equivalents in a transaction described in Section 3.2(i)(ii)(D); (C) the occurrence of a transaction described in Section 3.2(i)(ii)(E); or (D) the occurrence of a transaction described in Section 3.2(i)(ii)(F), the Purchase Price shall be adjusted in the same manner as and concurrently with the corresponding adjustment of the Conversion Price pursuant to such sections.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser as follows; provided, however, that any disclosures contained in the Company's annual report on Form 10-KSB as filed with the SEC for the fiscal year ended December 31, 2004 and the Company's quarterly report on Form 10-QSB as filed with the SEC for the three months ended March 31, 2005 shall be deemed incorporated herein and in the disclosure schedules attached hereto for all purposes:

         Section 5.1 Organization, Qualification and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and each of its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the states of their respective incorporations. The Company and each of its Subsidiaries are duly licensed or qualified to transact business as a foreign corporation and are in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except for jurisdictions in which failure to so qualify or to so be in good standing could not reasonably be expected to have a material adverse effect on the Company as a whole. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Note, the Subscription Agreement, the Investor's Rights Agreement, the Security Agreement and the Deed of Trust with the Investor (this Agreement, the Note, the
Subscription Agreement, the Security Agreement, the Deed of Trust, the Investor's Rights Agreement and the other agreements and documents to be executed and delivered under this Agreement shall hereinafter be collectively referred to as the "Transaction Documents"), and to perform its obligations thereunder.

         Section 5.2 Authorization of Agreements, Etc.

                  (a)  The   execution  and  delivery  by  the  Company  of  the
         Transaction Documents, and the performance by the Company of its obligations thereunder, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Company's Articles or Bylaws, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its Subsidiaries.

                  (b) The Common Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of the Company's Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

         Section 5.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion. The other Transaction Documents, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with each of their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion.

         Section 5.4 Authorized Capital Stock. The authorized capital stock of the Company consists of (a) 100,000,000 shares of preferred stock, par value $.001, 500,000 of which have been designated as Series A 10% Convertible Preferred Stock (so called herein), and (b) 100,000,000 shares of Common Stock. Immediately prior to the Closing, 283,172 shares of Series A Preferred Stock are issued and outstanding and 18,332,948 shares of Common Stock are issued and 18,320,748 shares are outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. The powers, preferences, rights, qualifications, limitations and restrictions in respect of the Preferred Stock and Common Stock are set forth in the Company's Articles, Bylaws, and the Certificate of Designation of the Series A Preferred Stock, and all such powers, preferences, rights, qualification, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. Except as set forth in the attached Schedule 5.4, (i) no person owns of record any shares of Preferred Stock or Common Stock other than as set forth on the Company's shareholder list, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other rights or to distribute to holders of any of its equity securities or any evidence of indebtedness or asset. Except as set forth in the Company's Articles, the Company has no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. To the Company's Knowledge, there are no voting trusts or agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

         Section 5.5 Financial Statements. The Company has furnished to the Investor the audited financial statements of the Company for the fiscal year ended December 31, 2004 and the unaudited financial statements of the Company for the period ending March 31, 2005 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, present fairly, in accordance with generally accepted accounting principles consistently applied, except for customary year end adjustments that may be made to the March 31, 2005 unaudited financial statements, the financial condition and results of operation of the Company and the Subsidiaries for the periods shown. Neither the Company nor any Subsidiary has any liability, contingent or otherwise, which is not reflected in or reserved against in the Financial Statements in accordance with GAAP that could materially and adversely affect the financial condition of the Company or such Subsidiary. Since the date of the most recent Financial Statement, (a) there has been no change in the assets, liabilities or financial condition of the Company or its Subsidiaries from that reflected in the balance sheet (except for changes in the ordinary course of business) which in the aggregate have been materially adverse, and (b) none of the business, prospects, financial condition, operations, property or affairs of the Company or its Subsidiaries has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

         Section 5.6 Events Subsequent to March 31, 2005. Except as set forth on
Schedule 5.6, since March 31, 2005, the Company has not: (a) issued any stock, bond, or other corporate security; (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the balance sheet and current liabilities incurred since the date of the balance sheet in the ordinary course of business; (d) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other security; (e) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable; (f) sold, assigned, or transferred any of its tangible assets except in the ordinary course of business or cancelled any debt or claim;
(g) sold, assigned, transferred any or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset; (h) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business; (i) made any change in officer compensation except in the ordinary course of business and consistent with past practice; (j) made any material change in the manner of business or operations of the Company or any Subsidiary;
(k) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (l) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         Section 5.7 Litigation. Except as disclosed on Schedule 5.7, there is no (a) action, suit, claim, proceeding or investigation pending or, to the Company's Knowledge, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (b) arbitration proceeding relating to the Company or any of its Subsidiaries pending; (c) governmental inquiry pending or, to the Company's Knowledge, threatened against or affecting the Company or any of its Subsidiaries (including without limitation any inquiry as to the qualification of the Company or any of its Subsidiaries to hold or receive any license or permit); (d) outstanding order, judgment, writ or decree against the Company or any of its Subsidiaries, and, to the Company's Knowledge, there is no basis for any of the foregoing. Neither the Company nor any of its Subsidiaries have received an opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company and its Subsidiaries are not in default with respect to any order, writ, injunction or decree known to or served upon the Company or any of its Subsidiaries of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by the Company or any of its Subsidiaries pending, or, to the Company's Knowledge, threatened or contemplated against others.

         Section 5.8 Compliance With Laws. The Company and its Subsidiaries have complied, in all material respects, with all laws, rules, regulations and orders applicable to their respective businesses, operations, properties, assets, products and services. The Company and its Subsidiaries have all necessary permits, licenses and other authorizations required to conduct their respective businesses as conducted and as proposed to be conducted, and the Company and its Subsidiaries have been operating their respective businesses pursuant to and in compliance with the terms of all such permits, licenses and other authorizations, except where such non-compliance would not have a material adverse effect on the Company's or its Subsidiaries' respective businesses as currently conducted. There is no existing law, rule, regulation or order, and the Company and its Subsidiaries after due inquiry are not aware of any proposed law, rule or regulation or order, whether federal, state, county or local, which would prohibit or restrict the Company or any of its Subsidiaries from, or otherwise materially adversely affect the Company or any of its Subsidiaries in, conducting their respective businesses in any jurisdiction in which they are now conducting business or in which they propose to conduct business.

         Section 5.9 Proprietary Information of Third Parties. To the Company's Knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company or any of its Subsidiaries has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company or any of its Subsidiaries which suggests that such a claim might be contemplated. To the Company's actual knowledge, no person employed by or affiliated with the Company or any of its Subsidiaries has employed or proposed to employ any trade secret or any information or documentation proprietary to any former employer, and to the Company's actual knowledge, no person employed by or affiliated with the Company or any of its Subsidiaries has violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any service or proposed service of the Company or any of its Subsidiaries, and the Company has no reason to believe there will be any such employment or violation. To the Company's Knowledge, neither the execution or delivery of this Agreement, or the carrying on of the business of the Company or any of its Subsidiaries, or the conduct or proposed conduct of the business of the Company or any of its Subsidiaries will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         Section 5.10 Intellectual Property. Set forth in Schedule 5.10 attached hereto is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company or any of its Subsidiaries, or of which the Company or any of its Subsidiaries is a licensor or licensee or in which the Company or any of its Subsidiaries has any right. The Company and its Subsidiaries own or possess adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively "Intellectual Property") necessary or desirable to the conduct of its business as conducted and proposed to be conducted and no claim is pending or, to the Company's Knowledge, threatened to the effect that the operations of the Company or any of its Subsidiaries infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). To the Company's Knowledge, no claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries otherwise has a right to use, is invalid or unenforceable by the Company or any of its Subsidiaries, and there is no basis for any such claim (whether pending or threatened). All prior art known to the Company which may be or may have been pertinent to the examination of any United States patent or patent application listed in Schedule 5.10 has been cited to the United States Patent and Trademark office. To the Company's Knowledge, all technical information developed by and belonging to the Company or any of its Subsidiaries which has not been patented has been kept confidential.

         Section 5.11 Title to Properties. The Company and its Subsidiaries have good, clear and marketable title to their respective properties and assets reflected on the Financial Statements or acquired since the date of the Financial Statements (other than properties and assets disposed of in the ordinary course of business since the date of the most recent Financial Statement), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except as disclosed in Schedule 5.11 hereto. To the Company's Knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's or its Subsidiaries' properties and assets for their respective intended uses and purposes, or the value of such properties, and the Company has not received notice of any special assessment proceedings which would affect such properties and assets.

         Section 5.12 Leasehold Interests. Each lease or agreement to which the Company or any of its Subsidiaries is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into by the Company or any Subsidiary, as the case may be, without any default of the Company or any of its Subsidiaries thereunder and to the Company's Knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or any of its Subsidiaries under any such lease or agreement or, to the Company's Knowledge, by any other party thereto. The Company's or its Subsidiaries' possession of such property has not been disturbed and, to the Company's Knowledge, no claim has been asserted against the Company or any of its Subsidiaries adverse to its rights in such leasehold interests.

         Section 5.13 Taxes. Except as otherwise disclosed in Schedule 5.13 hereto, the Company and each of its Subsidiaries has filed all tax returns, federal, state, county and local, required to be filed by it, and the Company and each of its Subsidiaries has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company and each of its Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties. The Company and each of its Subsidiaries has established adequate reserves for all taxes accrued but not yet payable. To the Company's Knowledge, the federal income tax returns of the Company and each of its Subsidiaries have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's or any of its Subsidiaries federal, state, county or local taxes is pending or, to the Company's Knowledge, threatened. Except as otherwise disclosed in Schedule 5.13, there is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties or business of the Company.

         Section 5.14 Accounts.

                  (a) Accuracy of Records. So long as this Agreement is in effect and until all of its obligations hereunder and under the Note shall have been fully discharged, all records, papers and documents relating to the Accounts are genuine and in all respects what they purport to be, and all papers and documents relating thereto (i) will represent the genuine, legal, valid and binding obligation (subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles) of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for purposes other than general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms (subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles), and (iv) will be in compliance with and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

                  (b) Maintenance of Records. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts, including, but not limited to, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Company will make the same available to the Investor for inspection at the principal executive offices of the Company, at the Company's own cost and expense, during regular business hours upon demand. Upon the Investor's request, the Company shall, at its own cost and expense, deliver all tangible evidence of the Accounts (including, without limitation, all documents evidencing the Accounts) to the Investor or to its representatives (copies of which evidence may be retained by the Company) at any time upon its demand.

                  (c) Assignment of Payments. Upon the occurrence of an Event of Default hereunder, and if the Investor so directs, the Company agrees to cause all payments on the Accounts to be made directly to the Investor.

                  (d) Modification of Terms. The Company shall not rescind, subject to Section 5.14(e) or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Account or interest therein, without the prior written consent of the Investor. The Company will duly fulfill all obligations on its part to be fulfilled under or in connection with the Accounts and will do nothing to impair the rights of the Investor in the Accounts.

                  (e) Collection. The Company shall endeavor to cause to be collected from the account debtor named in each of the Company's Accounts, as and when due (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Accounts, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Accounts, except that, prior to the occurrence of an Event of Default, the Company may allow in the ordinary course of business as adjustments to amounts owing under its Accounts, an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Company finds appropriate in accordance with sound business judgment.

         Section 5.15 Loans and Advances. Except as set forth in Schedule 5.15, neither the Company nor any of its Subsidiaries have any outstanding loans or advances to any person and are not obligated to make any such loans or advances.

         Section 5.16 Assumptions, Guaranties, Etc. Neither the Company, nor any of its Subsidiaries have assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (excluding the Subsidiaries in the case of the Company) (including without limitation, liability by way of any agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement or negotiable instruments for deposit or collection in the ordinary course of business.

         Section 5.17 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Investor set forth in Article VI, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of the Transaction Documents, other than filings pursuant to federal and state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the transactions contemplated hereby.

         Section 5.18 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Investor and its counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or its Subsidiaries.

         Section  5.19  Transactions  with  Affiliates.  Except as  disclosed in
Schedule 5.19 hereto, no director, officer, employee or shareholder of the Company or any of its Subsidiaries, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than five (5%) of the outstanding capital stock thereof, is a party to any transaction with the Company or any of its Subsidiaries, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

         Section  5.20  Offering  of the Common  Shares.  Except as set forth on
Schedule 5.20, neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Common Shares or any security of the Company convertible into the Common Shares has offered the Common Shares or any such similar security for sale to, or solicited any offer to buy the Common Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Common Shares under the Securities Act or the rules and regulations promulgated thereunder), in either case so as to subject the offering, the issuance, or sale of the Common Shares to the registration requirements of the Securities Act.

         Section 5.21 Foreign Corrupt Practices Act. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the Company's Knowledge after due inquiry, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

         Section 5.22 Federal Reserve Regulations. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Common Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company that:

         Section 6.1 Organization, Qualification and Corporate Power. The Investor is a limited liability company duly organized and validly existing under the laws of the State of Wisconsin. The Investor is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Investor has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform the Transaction Documents, and to perform its obligations thereunder.

         Section 6.2 Authorization of Agreements, Etc. The execution and delivery by the Investor of the Transaction Documents, and the performance by the Investor of its obligations thereunder, have been duly authorized by all requisite limited liability company action and will not violate any provision of law, any order of any court or other agency of government, the Investor's Articles of Organization, or any provision of any indenture, agreement or other instrument to which the Investor or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Investor.

         Section 6.3 Validity. This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion. The other Transaction Documents, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Investor enforceable in accordance with each of their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion.

         Section 6.4 Financial Sophistication; Accredited Investor. The Investor has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the merits and risks of an investment in the Company, it is financially able to bear the risks thereof. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

         Section 6.5 Opportunity to Ask Questions. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, to ask questions relating to the Company's business, management and financial affairs, and to conduct all due diligence deemed necessary before making an investment in the Company.

         Section 6.6 Investment Intent. The Common Shares, the Note being purchased by the Investor, and the Conversion Shares (the Common Shares, the Note and the Conversion Shares are collectively referred to herein as the "Offered Securities") are being acquired for its own account for the purpose of investment, not as a nominee or agent, and not with a view to or for sale in connection with any distribution thereof, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the same. The Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of such Offered Securities.

         Section 6.7 No Registration. The Investor understands that (i) the Offered Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act; (ii) the Offered Securities must be held indefinitely unless a subsequent disposition of the Offered Securities is registered under the Securities Act and applicable state securities laws or is exempt from such registration; (iii) the certificates representing the Common Shares will bear a legend to such effect; and (iv) the Company will make a notation on its transfer books to such effect.

         Section 6.8 Brokers. The Investor has not employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which the Company may be liable or responsible to pay.


                                   ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INVESTOR

         The  obligation  of  the  Investor  to  consummate   the   transactions
contemplated hereby on the Closing date is, at the option of the Investor, subject to the satisfaction, on or before the Closing date, of all of the following conditions, unless otherwise waived by the Investor:

         Section 7.1 Due Diligence. The Investor shall have completed all such due diligence and investigation of the Company and its Subsidiaries, and each of their properties, assets and operations as the Investor shall have deemed necessary and relevant to its determination of whether or not to make the investment in the Company contemplated hereby.

         Section 7.2 Representations and Warranties to be True and Correct. The representations and warranties contained in Article V shall be true, complete and correct in all material respects, on and as of the Closing date with the same effect as though such representations and warranties had been made on and as of such date.

         Section 7.3 Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing date.

         Section 7.4 All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be in satisfactory form and substance to the Investor, and the Investor shall have received all such counterpart originals or certified copies of such documents as it may reasonably request.

         Section 7.5 No Material Adverse Change. The business, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company or any of its Subsidiaries that would have a material adverse effect on their respective businesses or assets.

         Section 7.6 Shareholder Debt Interest Rate Reduction. All indebtedness of the Company or any of its Subsidiaries to the Company's existing shareholders which is subject to the accrual of interest at a rate greater than ten percent (10%) per annum shall have been renegotiated so that all such indebtedness shall be subject to the accrual of interest at rate no greater than ten percent (10%) per annum, and the Company shall have provided the Investor with all such reasonable documentation of such reduction in interest rates as the Investor may require.

         Section 7.7 Conversion of Employee and Shareholder Debt. The Company shall have converted into the Company's Common Stock or option therefor, at a conversion price (or exercise price as the case may be) not less than seventy-five cents ($0.75) per share, an aggregate amount of at least One Million One Hundred Eighty Thousand Dollars ($1,180,000) of outstanding principal and interest of notes issued to the Company's shareholders and of the Company's indebtedness to certain of its employees for accrued wages and commissions recorded on the Company's March 31, 2005 Financial Statements, and shall have provided the Investor with all such reasonable documentation of such conversions as the Investor may require.

         Section 7.8 Reduction of Med-Con Note. The Company shall have negotiated and completed the reduction of the principal amount of its outstanding note obligation to Med-Con Waste Solutions, Inc. to an amount not to exceed Five Hundred One Thousand Two Hundred Twenty Dollars ($501,220) and shall have provided the Investor with all such reasonable documentation of such debt reduction as the Investor may require.

         Section 7.9 Sarbanes-Oxley Act Compliance. The Company shall be in full compliance with all federal securities laws, rules, regulations, and reporting requirements, including but not limited to the provisions of and the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002, or at the option of the Investor, shall have submitted to the Investor a schedule and plan to bring the Company into compliance therewith within a reasonable time after the date hereof.

         Section 7.10 Statement of Accounts. The Company shall have delivered to the Investor a statement reflecting all Accounts current as of twenty-four (24) hours prior to the Closing.

         Section 7.11 Investors Rights Agreement. The Company shall have executed and delivered to the Investor the Investor's Rights Agreement, in a form acceptable to the Investor which shall pertain to the Common Shares and to any Conversion Shares (as defined in Section 3.2(i) above) and which is attached hereto as Exhibit E.

         Section 7.12 Subscription Agreement. The Company shall have executed and delivered the Subscription Agreement to the Investor in a form acceptable to the Investor.

         Section 7.13 Deed of Trust.

                  (a) The Deed of Trust shall have been executed and delivered to the Investor and shall be in full force and effect.

                  (b) The Company shall have provided to the Investor evidence acceptable to the Investor that the Deed of Trust interests of each of Don McAfee and Winship Moody shall have been released.

         Section 7.14 Financing Statements. The Company shall have executed and delivered to the Investor the Security Agreement and all such financing statements or other documents or instruments as may be required to perfect the Investor's security interest in the Collateral.

         Section 7.15 Intercreditor Agreement. The Company shall have executed and delivered to the Investor the Intercreditor Agreement in the form attached hereto as Exhibit F.

         Section 7.16 Certificates. The Company shall have delivered to the Investor (a) a certificate of the secretary of the Company dated as of the date hereof, in form and substance satisfactory to the Investor, as to the incumbency and signature of the officers of the Company executing this Agreement or any of the Transaction Documents and any certificate or other document or instrument or resolution to be delivered pursuant hereto or thereto by or on behalf of the Company, together with evidence of the incumbency of such secretary; and (b) such other certificates, opinions, or documents as are otherwise reasonably required by the Investor.

         Section 7.17 Resolutions. The Investor shall have received a copy of all of the resolutions (in form and substance satisfactory to the Investor) adopted by the Board of Directors of the Company authorizing or relating to (a) the execution, delivery and performance of this Agreement and the Transaction Documents and the other documents and instruments provided for herein and therein to which it is a party or is bound thereby, and (b) the granting of the security interests, all certified by the secretary of the Company. Such certificates shall be dated the date of the Closing and shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of such date and are at such date in full force and effect.

         Section 7.18 Corporate Documents. The Investor shall have received currently certified copies of the Company's and the Subsidiaries' Articles, Bylaws and current good standing certificates in each state any of them is incorporated and in all foreign states in which any of them is required to be authorized to do business, except for jurisdictions in which failure to so qualify could not reasonably be expected to have a material adverse effect on the Company as a whole.

         Section 7.19 Title Insurance. The Company shall have delivered to the Investor, not less than ten (10) days prior to Closing, a commitment to issue to Investor, a Lender's Policy of title insurance covering the Real Property in the amount of One Million Dollars ($1,000,000) on a current ALTA form issued by an insurer acceptable to Investor. At Closing, the Company shall, at Company's expense, cause all standard general exceptions to the title commitment to be deleted and shall cause the title company to issue a Zoning Endorsement, a Survey Endorsement, an Access Endorsement, a Comprehensive Endorsement and "Gap" Endorsement. At Closing the Company shall pay all premiums and fees for the Lender's Policy and endorsements.

         Section 7.20 Survey. The Investor shall have been provided, at the Company's expense, not less than ten (10) days prior to Closing, an original survey of the Real Property with a then current date, certified to the Investor, and to the title company, prepared by a registered land surveyor satisfactory to the Investor, which survey shall locate and describe the Real Property, all improvements thereon, all boundary lines thereof, zoning setback dimensions in relation to the improvements, all wetlands, shorelands, and environmental corridors affecting the Property, all adjacent roadways and other means of access and limitations thereon, all utilities thereon or adjacent to the property, locating the well and septic systems for the property, if possible, all apparent and recorded easements and rights-of-way affecting the property, the area of the property (to the nearest 1/1000 of an acre, net of roadways), all encroachments affecting the property, whether fixed to the ground or not, overlaps, and shall otherwise satisfy all ALTA or Chapter 1071 of the Texas Occupations Code survey standards so as to eliminate any standard or specific survey exception to the Lender's Policy of title insurance or commitment.

         Section 7.21 Legal Fees. The Company shall have reimbursed Investor for the reasonable costs and expenses incurred by Investor in connection with the investigation, preparation, execution and delivery of this Agreement (and due diligence related thereto) and the other instruments and documents to be delivered hereunder and the transactions contemplated thereby, including the reasonable fees and disbursements of Davis & Kuelthau, S.C., special counsel to the Investor; provided, however, that such reimbursement shall not exceed Thirty-Seven Thousand Five Hundred Dollars ($37,500) and the Company shall not pay its own counsel more than Thirty Thousand Dollars ($30,000) at the Closing.

                                  ARTICLE VIII

                            COVENANTS OF THE COMPANY

         Section 8.1 Corporate Existence. The Company shall, until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, maintain and cause each of its Subsidiaries to maintain their respective corporate existence, rights and franchises in full force and effect.

         Section 8.2 Maintenance of Properties. The Company shall, until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, maintain and cause each of its Subsidiaries to maintain and keep their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the businesses carried on in connection therewith may be properly conducted at all times.

         Section 8.3 Financial Statements. The Company covenants that for so long as the Company shall have outstanding obligations under the Note, that it will deliver to the Investor:

                  (a) as soon as practicable and in any event within  forty-five
         (45) days after the end of each fiscal quarter in each fiscal year, consolidated statements of income, stockholder's equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such fiscal quarter, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, setting forth in each case in comparative form figures for the corresponding fiscal quarter in the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applicable to interim financial statements and certified by the Company's Chief Executive Officer and Chief Financial Officer.

                  (b) as soon as practicable and in any event within ninety (90) days after each fiscal year, consolidated statements of income, stockholder's equity and cash flows of the Company and its Subsidiaries for such fiscal year and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form corresponding consolidated figures from the previous annual audit, all in reasonable detail, prepared in accordance with generally accepted accounting principles and certified by the Company's independent auditors, Chief Executive Officer and Chief Financial Officer.

                  (c) no less than monthly, a current statement of all Accounts.

         Section 8.4 Collateral Administration. So long as the Company shall have outstanding obligations under the Note:

                  (a) The Company will, and will cause its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company or any of its Subsidiaries or any of the property or assets of the Company or any of its Subsidiaries, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the Collateral, except to the extent that the imposition of any such tax, assessment, charge or levy or the validity of any such claim is being contested in good faith by appropriate proceedings and the Company has set aside adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested; and

                  (b) The Company will, and will cause its Subsidiaries to, allow any representative of the Investor to visit and inspect any of the Company's or its Subsidiaries' properties, to examine the Company's or its Subsidiaries' books of record and account and to discuss the Company's or its Subsidiaries' affairs, finances and accounts with the Company's or its Subsidiaries' officers, all at such reasonable time and as often as the Investor may reasonably request;

                  (c) The Company will not, and will not permit its Subsidiaries to, do anything to impair the rights of the Investor in the Collateral.

         Section 8.5 Insurance. The Company covenants that, until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, it will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, and on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or similar business and similarly situated.

         Section 8.6 Compliance with Laws. The Company shall, until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

         Section 8.7 Reserve for Conversion Shares. The Company shall, for so long as the Company shall have outstanding obligations under the Note, at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of any Outstanding Principal under the Note and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of any Outstanding Principal under the Note from time to time or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of any Outstanding Principal under the Note or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable federal and state securities laws in connection with the issuance of shares of Common Stock upon conversion of any Outstanding Principal under the Note.

         Section 8.8 Change in the Nature of Business. The Company shall, until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, not make, or permit any Subsidiary to make, any material change in the nature of its business as now conducted and proposed to be conducted.

         Section 8.9 Dividends and Distributions. Until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, the Company shall not pay any dividend on any of the Company's equity securities or make any distribution to any of the Company's shareholders, whether in cash or in-kind. Notwithstanding the foregoing, this prohibition on dividends and distributions shall not apply to the ten percent (10%) dividend payable on the Company's Series A Preferred Stock.

         Section 8.10 Prohibition on New Indebtedness. Until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, neither the Company nor any of its Subsidiaries shall incur any further indebtedness of any kind other than purchase money indebtedness incurred in the ordinary course of business and operating debt if (a) the consolidated net worth of the Company at the end of the then immediately preceding calendar quarter is less than the amount set forth on Schedule 8.11 at the respective date set forth on Schedule 8.11; or (b) the incurrence of such debt shall cause the consolidated net worth of the Company to fall below the amount set forth on
Schedule 8.11 for the end of the then-current calendar quarter. In the event either or of the conditions set forth in the preceding clauses (a) or (b) shall exist, the Investor shall not unreasonably withhold its waiver of this prohibition on the incurrence of new indebtedness by the Company or any of its Subsidiaries in connection with the financing of an acquisition by or other legitimate business purpose of the Company. The "reasonableness" of the Investor's decision with respect to the consent required pursuant to this
Section 8.10 shall be determined based on the following factors: (x) the value to the Investor created by the use of proceeds of the proposed indebtedness; (y) the impact of the additional indebtedness on the credit worthiness of the Company; and (z) the impact of the proposed indebtedness on the value of the collateral securing the obligations of the Company to the Investor.

         Section 8.11 Financial Covenants. The Company covenants that, for as long as the Company shall have outstanding obligations under the Note, it will not permit its consolidated net worth at any calendar quarter end to be less than the amounts set forth on Schedule 8.11, at the respective date set forth on
Schedule 8.11. The obligation of the Investor to fund any Capital Call or Advance shall be subject to the adjustment of Schedule 8.11, to the satisfaction of Investor, to reflect the impact on the projected results of operations as a result of any proposed acquisition.

         Section 8.12 Liens. The Company covenants that it will not, for so long as the Company shall have outstanding obligations under the Note, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any lien upon any property of the Company or any of its Subsidiaries except:

                  (a) liens for taxes, assessments, or government charges which are not yet due or delinquent or which are being contested in good faith by appropriate proceedings and provided that adequate reserves with respect thereto are maintained on the books of the Company in accordance with generally accepted accounting principles;

                  (b) carriers', warehousemen's, mechanics' material men's, repairmen's' or other liens arising by operation of law in the ordinary course of business;

                  (c) pledges or deposits made in connection with workers' compensation laws, unemployment insurance laws, social security laws or other similar laws;

                  (d) liens existing as of the date hereof; and

                  (e) liens granted in connection with additional indebtedness incurred in compliance with Section 8.10 hereof.

         Section 8.13 Related Party Transactions. The Company covenants that it will not, and will not permit any of its Subsidiaries to, until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, enter into, directly or indirectly, any transaction, (including without limitation, the purchase, lease, sale or exchange or properties of any kind or rendering of any service) with a Related Party, except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and on fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arms' length transaction with a person or entity not a Related Party of the Company.

         Section 8.14 Executive Compensation. The Company shall not, until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, increase the base compensation of any of the executive officers of the Company or any of its Subsidiaries more than five percent (5%) annually without the prior consent of the Investor.

         Section 8.15 Restrictive Agreements Prohibited. Until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement or any of the Transaction Documents.

         Section 8.16 Sale; Merger. Until the later of the date the Company shall have satisfied all of its obligations under the Note or the date the Common Stock owned by the Investor is registered with the SEC, the Company shall not sell all or a substantial portion of its or its Subsidiaries' assets or merge or enter into any combination or consolidation with another person or entity, in which the Company is not the surviving entity.

         Section 8.17 Board Meetings. The Company shall, at all times prior to the registration of the Common Stock owned by the Investor with the SEC, schedule and hold regular meetings of its Board of Directors not less frequently than once every ninety (90) days. The Company shall reimburse the Investor's designees for direct out-of-pocket expenses incurred in attending such meetings and shall compensate such designees according to the Company's Director compensation policies then in effect.

         Section 8.18 Board Composition.

                  (a) The Company shall not, prior to the registration of the Common Stock owned by the Investor with the SEC, increase the size of its Board of Directors to more than five (5) members unless Mr. Joseph Tate decides to become a director in addition to the Investor's director nominee as described below, in which event the Board of Directors shall have no more than seven (7) members. The Board of Directors shall nominate one designee selected by the Investor for election to the Board of Directors at each annual meeting of the Company's shareholders, and shall recommend the election of such designee to the Company's shareholders; provided, however, that in the event that Mr. Joseph Tate is designated by the Investor in addition to its first nominee for nomination by the Board of Directors for election to the Board of Directors, then the Board of Directors shall nominate two designees (one of which shall be Mr. Joseph Tate) selected by the Investor for election to the Board of Directors at each annual meeting of the Company's shareholders, and shall recommend the election of such designees to the Company's shareholders; provided further, however, that the Investor's designee(s) must be qualified to serve as a director of an issuer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

                  (b)  The  Investor's  right  to  nominate   designees  to  the
         Company's Board of Directors pursuant to this Section 8.18 shall continue until such time as:

                           (i) the Investor  effectuates,  in one or a series of
                  transactions, a transfer of Common Stock owned by the Investor whereby the number of shares of Common Stock owned by the Investor after such transfer is less than seventy-five percent (75%) of the number of shares of Common Stock owned by the Investor before the transfer, at which time the Investor's right to nominate designees to the Company's Board of Directors will be reduced to the right to nominate one (1) designee; or

                           (ii) the Investor effectuates,  in one or a series of
                  transactions, a transfer of shares of Common Stock whereby the number of shares of Common Stock owned by the Investor after the transfer is less than fifty percent (50%) of the number of shares of Common Stock owned by the Investor before the transfer, at which such time the Investor's right to nominate designees to the Company's Board of Directors will be eliminated; or

                           (iii) the Common  Stock owned by the  Investor  shall
                  have been registered with the SEC.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         Section 9.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default (so called herein) hereunder:

                  (a) The Company defaults in any payment due under the Note if and when due;

                  (b) Any representation or warranty made by the Company herein shall be false in any material respect on the date as of which made;

                  (c) The Company fails to materially perform or observe any agreement, covenant, term or condition herein or in any of the Transaction Documents; or

                  (d) The Company shall declare bankruptcy, become insolvent, make an assignment for the benefit of creditors, or petitions any tribunal or consents to the appointment of, or taking of possession by, a trustee, receiver, custodian, liquidator or other similar official of the Company or any Subsidiary.

         Section 9.2 Upon the occurrence of an Event of Default, the Investor may, at its option:

                  (a) Declare all outstanding sums under the Note to be, and such sums shall thereupon be and become, immediately due and payable;

                  (b)  Cancel  the   Subscription   Agreement  with  no  further
         obligation to the Investor; and/or

                  (c) Proceed to protest and enforce its rights under this Agreement, the Note and the Transaction Documents by exercising all such remedies available to the Investor in respect thereof under applicable law.

                  No remedy conferred in this Agreement upon the Investor is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 Expenses. Except as set forth in Section 7.19, each party will pay its own expenses in connection with the transactions contemplated hereby.

         Section  10.2  Survival  of  Agreements.   All  covenants   agreements,
representations and warranties made herein or in any of the Transaction Documents or any certificate or instrument delivered to the Investor pursuant to or in connection with this Agreement or any of the Transaction Documents shall survive the execution and delivery of all of the Transaction Documents, the issuance, sale and delivery of the Note and the Common Shares, and all statements contained in any certificate herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

         Section 10.3 Parties in Interest; Assignment. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto.

         Section 10.4 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile, addressed as follows:

                  (a) if to the Company:     MedSolutions, Inc. 12750
                                             Merit Drive Park Central
                                             VII, Suite 770 Dallas, TX
                                             75251 Attn: President
                                             Facsimile: (972) 931-2250

                      With a copy to:        Fish & Richardson P.C.
                                             5000 Bank One Center
                                             1717 Main Street
                                             Dallas, TX 75201
                                             Attn: Steven R. Block
                                             Facsimile: (214) 747-2091

                  (b) if to the Investor:    Tate Investments, LLC 3252 N.
                                             Lake Drive Milwaukee, WI
                                             53211 Attn: Joseph P. Tate
                                             Facsimile: (414) 962-7960

                      With a copy to:        Davis & Kuelthau, S.C.
                                             300 N. Corporate Dr., Suite 150
                                             Brookfield, WI 53045
                                             Attn: Peter J. Ruud
                                             Facsimile: (262) 792-2471

         Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of laws.

         Section 10.6 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         Section 10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 10.8 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived without the written consent of the Company and the Investor.

         Section 10.9 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision of the entire Agreement shall not be affected thereby.

         Section 10.10 Headings. The headings and titles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         Section 10.11 Termination. Notwithstanding any other provision of this Agreement to the contrary, if the Closing has not occurred on or before July 11, 2005, this Agreement shall immediately terminate effective as of such date.

         IN WITNESS WHEREOF, the Company and the Investor have executed this Investment Agreement as of the day and year first written above.

THE COMPANY:                                      THE INVESTOR:

MedSolutions, Inc.                                Tate Investments, LLC

By:  /s/ Matthew H. Fleeger                       By: /s/ Joseph P. Tate
    -----------------------------                    ---------------------------
    Matthew H. Fleeger, President                    Joseph P. Tate, Sole Member

                                    EXHIBIT A

                   Consolidated Pro-forma Financial Statements
                                       of
                               MedSolutions, Inc.


2005 Projected EBITDA:          $1,804,083

2005 Projected Net Income:      $759,232

                                    EXHIBIT B


  Form of Up to One Million Dollars ($1,000,000.00) 10% Senior Convertible Note

                     10% SENIOR CONVERTIBLE PROMISSORY NOTE

$1,000,000                                                      July _____, 2005



         FOR VALUE RECEIVED, MEDSOLUTIONS, INC., a Texas corporation (the "Borrower"), agrees and promises to pay to TATE INVESTMENTS, LLC, a Wisconsin limited liability company (the "Lender") at its principal place of business at 3252 North Lake Drive, Milwaukee, Wisconsin 53211, or at such other place or places as the Holder may designate in writing, the principal amount of One Million Dollars ($1,000,000.00) or so much thereof as may have been advanced by the Holder hereunder with interest as provided herein, in legal tender of the United States of America, in immediately available funds, as set forth herein:

         1. Advances. The Lender shall advance any sum that the Borrower may request from time to time prior to October 15, 2006 so long as: (a) the Borrower shall have satisfied all conditions precedent to such advance set forth in that certain Investment Agreement of even date herewith executed between the Borrower and the Lender (the "Investment Agreement"), (b) the sum requested by the Borrower shall not cause the aggregate amount of all advances made under this Note to exceed One Million Dollars ($1,000,000), and (c) no Event of Default (as defined in the Investment Agreement) shall have occurred. A schedule of all advances and repayments is set forth on Schedule 1 hereto. As of the date hereof, the Lender has made an "Initial Advance" to the Borrower in the amount of $300,000.00.

         2. Interest. The unpaid principal amount from time to time outstanding shall bear interest from the date of this Note until paid at a rate equal to ten percent (10%) per year. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. From and after an Event of Default (as defined in the Investment Agreement), and for so long as such Event of Default shall continue, the unpaid principal balance of this Note shall bear interest at an annual rate equal to the prime rate as published in the Wall Street Journal from time to time, plus eight percent (8%).

         3. Repayment.

                  (a) The Initial Advance set forth on Schedule 1 hereto shall be repaid in three (3) equal monthly installments of interest only commencing thirty (30) days from the date hereof and twelve (12) equal monthly installments of principal and interest commencing thereafter.

                  (b) Subsequent advances hereunder shall be repaid in thirty-six (36) installments as follows: thirty-five (35) monthly payments of interest only on the first day of each calendar month commencing with the first day of the month that is at least thirty (30) days after the date of the first subsequent advance hereunder, and a final installment in an amount equal to the outstanding principal and any accrued but unpaid interest on the third anniversary of the date of the first subsequent advance hereunder.

                  (c) Amounts due and payable hereunder may be prepaid only in the manner set forth in the Investment Agreement.

         4. Investment Agreement. This Note was issued pursuant to the Investment Agreement. Reference is made to the Investment Agreement for a description of the agreement between the parties pertaining to the payment of and possible conversion of this Note. The parties shall be bound by the terms of the Investment Agreement. All capitalized terms which are not defined in this Note shall have the meanings prescribed to such terms in the Investment Agreement.

         5. Security. This Note is being executed and delivered in conjunction with, and the principal, interest and all other sums due hereunder are secured by a security interest pursuant to that certain Security Agreement and Deed of Trust of even date herewith executed by and between the Borrower, on behalf of itself and its subsidiaries, and the Lender pursuant to the Investment Agreement.

         6. Events of Default; Consequences. In the event of the occurrence of an Event of Default by the Borrower (as defined in the Investment Agreement) the Lender may:

                  (a) declare the entire unpaid principal amount of this Note, together with interest accrued, immediately due and payable at the place of payment, without presentment, protest, notice or demand, all of which are expressly waived;

                  (b) proceed to protest and enforce its rights hereunder, and under the Security Agreement, the Deed of Trust and/or the Investment Agreement.

         7. Conversion. This Note shall be convertible into shares of Common Stock of the Borrower as provided in the Investment Agreement.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INVESTMENT AGREEMENT EXECUTED BETWEEN THE BORROWER HEREOF AND THE LENDER.


                                                MEDSOLUTIONS, INC.


                                                By:
                                                   -----------------------------
                                                   Matthew H. Fleeger, President

                                   Schedule 1

                             Advances and Repayments

Date                 Amount          Advance (A)           Outstanding Principal
----                 ------          -----------           ---------------------
                                     or Repayment (R)      Balance
                                     ----------------      -------

July 15, 2005      $300,000.00          Advance                 $300,000.00

                                    EXHIBIT C

                          Description of Real Property


BEING all of Lot 3, Block B, of KINGSLEY ROAD PROPERTIES INDUSTRIAL DISTRICT, an addition to the City of Garland, Dallas County, Texas, recorded in Volume 49, Page 41, of the Map Records of DALLAS County, Texas, said lot being more particularly described as follows;

BEGINNING  at a nail  set in the  west  R.O.W.  line of  Industrial  Lane (a 60'
R.O.W.) and at the common southeast corner of said Lot 3 and the northeast corner of Lot 2 of said addition, said point being the N 00(degree) 10' 02" E,
793.71 feet from the present intersection of the west line of Industrial Lane with the north R.O.W. line of Kingsley Road (a variable width R.O.W.);

THENCE N 89(degree) 49' 58" W, 328.64 feet along the common line of said Lots 2 and 3 to a 1/2" iron rod set in the east line of a 50' wide railroad spur;

THENCE N 00(degree) 34' 00" E, 400.01 feet along the east line of said railroad spur to a cross cut at the common northwest corner of said Lot 3 and the southwest corner of Lot 4 of said addition;

THENCE S 89(degree) 49' 58" E, 325.85 feet along the common line of said Lots 3 and 4 to a 1/2" iron rod set in the west line of Industrial Lane;

THENCE S 00(degree) 10' 02" W, 400.00 feet along the west line of Industrial Lane to the point of beginning and containing 130,897.14 square feet or 3.0050 acres of land, more or less.

                                    EXHIBIT D

                             Subscription Agreement

                             SUBSCRIPTION AGREEMENT

         This SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered into as of July ___, 2005, by and among MEDSOLUTIONS, INC., a Texas corporation (the "Company"), and TATE INVESTMENTS, LLC, (the "Purchaser").

                                    RECITALS:

         WHEREAS, the Company and the Purchaser have entered into that certain Investment Agreement, dated as of even date herewith (the "Investment Agreement"), pursuant to which the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, in a series of transactions, up to One Million Dollars ($1,000,000) of the Company's Common Stock upon the terms and conditions set forth herein and in the Investment Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

                                    ARTICLE I

                          SUBSCRIPTION FOR COMMON STOCK

         1.1 Delivery of Subscription Agreement. This Agreement is being delivered pursuant to and as a condition to the closing of the transactions contemplated in the Investment Agreement, attached hereto as Exhibit A, the terms of which are incorporated herein by reference.

         1.2 Subscription for Common Shares. The Purchaser hereby subscribes for an aggregate amount of up to One Million Dollars ($1,000,000) of the Company's Common Stock (the "Common Shares"). The Purchaser's purchase of the Common
Shares hereunder shall occur in a series of transactions (each a "Capital Call"), in such amounts as the Company may request, at a purchase price (the "Purchase Price") of sixty-five cents ($0.65) per share, subject to adjustment as set forth in the Investment Agreement.

         1.3 Termination of Purchaser's Subscription. The Purchaser's obligation to purchase the Common Shares pursuant to this Agreement will automatically terminate upon the earlier of (a) such time as the aggregate amount of all Capital Calls made by the Company pursuant hereto shall equal One Million Dollars ($1,000,000) or (b) October 15, 2006, and the Purchaser shall have no further liability to the Company hereunder.

         1.4 Purchase Price. The Purchase Price for the Common Shares, with respect to any Initial Capital Call hereunder shall be sixty-five cents ($0.65) per share. The Purchase Price for the Common Shares with respect to any subsequent Capital Call hereunder shall be the Purchase Price, as adjusted, pursuant to Section 4.2(f) of the Investment Agreement, in effect on the date of the issuance of the Common Shares.

         1.5 Initial Capital Call. Pursuant to Section 4.2(c) of the Investment Agreement, and subject to the satisfaction by the Company of the conditions precedent to Closing set forth in the Investment Agreement, the Company may deliver to the Purchaser an Initial Capital Call at the Closing (as defined in the Investment Agreement). Upon satisfaction of the aforementioned conditions, and the delivery to the Purchaser by the Company of the Initial Capital Call Notice, the Purchaser shall deliver to the Company the amount requested in the Initial Capital Call Notice, and the Company shall deliver to the Purchaser a certificate or certificates representing the number of Common Shares purchased by the Purchaser, which number of shares shall be determined by dividing the amount requested in the Initial Capital Call Notice by the Purchase Price.

         1.6 Subsequent Capital Calls. Pursuant to Section 4.2(d) of the Investment Agreement, the Company may, at any time and from time to time prior to the termination of the Purchaser's obligation to purchase the Common Shares as set forth in Section 1.3 hereof, make a Capital Call on the Purchaser by delivering a Capital Call Notice to the Purchaser in the manner set forth in
Section 4.2(d) of the Investment Agreement. Upon the satisfaction by the Company of the conditions for subsequent Capital Calls set forth in the Investment Agreement, the Purchaser shall, on the date set forth in the Capital Call Notice, deliver to the Company the amount requested in such Capital Call Notice and the Company shall deliver to the Purchaser a certificate or certificates representing the number of Common Shares purchased by the Purchaser, which number of shares shall be determined by dividing the amount requested in such Capital Call Notice by the then applicable Purchase Price.

         1.7 Reduction of Subscription Amount. Each Capital Call hereunder (including any Initial Capital Call) shall reduce the amount available for subsequent Capital Calls hereunder by the amount of such Capital Call such that the amount of all Capital Calls made hereunder may never exceed an aggregate amount of One Million Dollars ($1,000,000).

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         The Purchaser hereby acknowledges, represents, certifies, warrants and agrees as follows:

         2.1 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         2.2 Financial Sophistication. The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the merits and risks of an investment in the Company, and is financially able to bear the risks thereof. The Purchaser has participated in other privately placed investments and/or has the capacity to protect his interest in his investment in the Common Shares. The Purchaser's financial condition is such that it has no need for liquidity with respect to the Common Shares and is able to bear the economic risk of the investment in the Common Shares for an indefinite period of time, including the risk of losing all of its investment.

         2.3 Opportunity to Ask Questions. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, to ask questions relating to the Company's business, management and financial affairs, and to conduct all due diligence deemed necessary by the Purchaser and its advisors before acquiring the Common Shares.

         2.4 Investment Intent. The Common Shares being purchased are being acquired for the Purchaser's own account for the purpose of investment and are not being purchased for subdivision, fractionalization, resale or distribution; the Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge all or any part of the Common Shares, and has no plan or intent to enter into any such contract, undertaking or arrangement.

         2.5 No  Registration.  The Purchaser  acknowledges and understands that
(a) the Common Shares have not been and will not be registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder and similar state law exemptions; (b) the Common Shares must be held indefinitely unless a subsequent disposition of the Common Shares is registered under the Securities Act and applicable state securities laws or is exempt from such registration and the Purchaser may not transfer the Common Shares, or any interest therein, unless and until the Company shall have consented thereto, provided further that the Purchaser shall provide, if the Company so requires, an opinion of counsel satisfactory to the Company and its counsel, that the intended disposition will not violate the Securities Act or any applicable state securities laws or the rules and regulations of the Securities and Exchange Commission or of any state securities commission; (c) the certificates representing the Common Shares will bear a legend to such effect; and (d) the Company will make a notation on its transfer books to such effect.

         2.6 Tax Matters. The Purchaser has either secured independent tax advice with respect to an investment in the Common Shares or is sufficiently familiar with the income taxation of corporations that it deemed such independent tax advice unnecessary.

         2.7 No General Solicitation. The Purchaser was not induced to invest in the Company by any form of general solicitation or general advertising including, but not limited to: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the television or radio; or (b) any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

         2.8 High Risk. The Purchaser is aware of the fact that an investment in the Common Shares is very speculative and involves a high degree of risk of loss of the entire economic investment in the Common Shares.

         2.9 No Review. The Purchaser acknowledges no federal or state agency has (a) reviewed or passed upon the adequacy of the offering of the Common Shares, (b) made any finding or determination as to the fairness of the terms of an investment in the Common Shares, or (c) made any recommendation or endorsement of the Common Shares as an investment.

         2.10 No Brokers. All of the negotiations concerning this transaction have been carried on solely by the parties hereto and their respective employees, counsel (if any) and financial advisors. The Purchaser has not dealt with any broker or other person who could claim a broker's fee or other remuneration with regard to any purchase of the Common Shares, nor is the Purchaser aware of any commission or other remuneration being paid or given or to be paid or given directly or indirectly with regard to such purchase. The Purchaser has relied upon his own legal counsel as to all legal matters and questions presented with reference to the offering of the Common Shares and has relied upon the Purchaser's accountants or other financial advisors and/or the Purchaser's financial experience as to all financial matters and questions presented with respect to the transaction contemplated hereby.

         2.11 Compliance with Applicable Law. The Purchaser recognizes that the securities laws and regulations of certain states, including the states of the Purchaser's principal place of business and incorporation, may impose additional requirements relating to the offer and purchase of the Common Shares. The Purchaser hereby agrees to execute, deliver and comply with the terms of any additions, supplements or amendments to this Agreement that are required by the Company in connection therewith.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 Survival of Agreements. All covenants, agreements, representations and warranties made in this Agreement or any certificate or instrument delivered to the Purchaser or the Company pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, and the issuance, sale and delivery of the Common Shares.

         3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of laws.

         3.3 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto (including, without limitation, the Investment Agreement, and the Schedules and Exhibits thereto), constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.5 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived without the written consent of the Company and the Purchaser.

         3.6 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision of the entire Agreement shall not be affected thereby.

         3.7 Headings. The headings and titles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         IN WITNESS WHEREOF, the Company and the Purchaser have executed this Subscription Agreement as of the day and year first written above.

COMPANY:                                             PURCHASER:

MEDSOLUTIONS, INC.                                   TATE INVESTMENTS, LLC

By:
   -----------------------------                     ---------------------------
   Matthew H. Fleeger, President                     Joseph P. Tate, Sole Member

                                    EXHIBIT E

                       Form of Investor's Rights Agreement

                           INVESTOR'S RIGHTS AGREEMENT

         THIS INVESTOR'S RIGHTS AGREEMENT (the "Agreement") is made as of this 15th day of July, 2005, by and among MEDSOLUTIONS, INC., a Texas corporation (the "Company"), and TATE INVESTMENTS, LLC, a Wisconsin limited liability company (the "Shareholder").

         WHEREAS, the Shareholder is acquiring up to Two Million Dollars ($2,000,000) of the Company's Common Stock pursuant to the terms of an Investment Agreement of even date herewith between the Company and the Shareholder (the "Investment Agreement");

         WHEREAS, a condition to the obligations of the Shareholder and the Company under the Investment Agreement is that the Shareholder and the Company enter into this Agreement for the purpose of defining certain rights pertaining to the Common Stock to be acquired by the Shareholder pursuant to the Investment Agreement and other corporate matters, all as hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree with each other as follows:

         1. Certain Defined Terms. As used in this Agreement, capitalized terms not otherwise defined herein shall have the following respective meanings:

                  (a) "Common Shares" shall mean and include all shares of Common Stock now owned by the Shareholder or hereafter issued to the Shareholder by the Company pursuant to the Subscription Agreement and/or the Investment Agreement, and any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Shares.

                  (b) "Common Stock" shall mean and include all shares of Common Stock of the Company, and any rights, options, or warrants to purchase Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of such shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

                  (c) "Conversion Shares" shall mean and include all shares of Common Stock issued to the Shareholder by the Company as a result of one or more conversions of Outstanding Principal under the Note pursuant to the Investment Agreement, and any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Conversion Shares.

                  (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (e) "Issue Date" shall mean the date upon which any Common Shares or Conversion Shares were first issued.

                  (f) "Note" shall mean that certain Up to One Million Dollars ($1,000,000) 10% Senior Convertible Note of even date herewith issued to the Shareholder pursuant to the Investment Agreement.

                  (g) "Outstanding Principal" shall have the meaning set forth in the Investment Agreement.

                  (h) "Principal Stockholders" shall mean those persons listed on Schedule 1 hereto.

                  (i) "Register," "Registered," or "Registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (j) "Registrable Securities" shall mean the Common Shares and the Conversion Shares. Notwithstanding the foregoing, the Common Shares and the Conversion Shares shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker-dealer or underwriter in a public distribution or public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions with respect thereto, if any, are removed upon the consummation of such sale.

                  (k) "SEC" shall mean the Untied States Securities and Exchange Commission.

                  (l) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (m) "Subscription Agreement" shall mean that certain Subscription Agreement of even date herewith executed between the Shareholder and the Company whereby the Shareholder subscribed for up to One Million Dollars ($1,000,000) of the Company's Common Stock.

         2. Registration Rights.

                  (a) Request for Registration.

                           (i) If the Company shall  receive,  at any time after
                  December 31, 2006, a written request from the Shareholder that the Company file a registration statement under the Securities Act with respect to any or all of the Registrable Securities then owned by the Shareholder, then the Company shall, use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of such request, the Registration under the Securities Act of the Registrable Securities requested to be Registered.

                           (ii) If the  Shareholder  intends to  distribute  the
                  Registrable Securities covered by its request for Registration pursuant to Section 2(a)(i) hereof by means of an underwriting, the Shareholder shall so advise the Company in such request. The underwriter will be selected by the Shareholder and shall be reasonably acceptable to the Company. The Shareholder shall (together with the Company as provided in Section 2(d)(v) hereof) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2(a), if the underwriter advises the Company in writing that the marketing factors require a limitation on the number of shares to be underwritten, then the Company shall notify the Shareholder, and the number of Shares of Registrable Securities that may be included in the underwriting shall be reduced by such number as the underwriter may require; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the offering.

                           (iii) Notwithstanding the foregoing, if the Company shall furnish the Shareholder a certificate signed by the President of the Company stating that in the good faith judgment of the Company's Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer such filing, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the Shareholder's request for Registration; provided, however, that the Company shall not use this right more than once in any twenty-four (24) month period.

                           (iv) In addition,  the Company shall not be obligated
                  to effect, or to take any action to effect, any Registration pursuant to this Section 2(a):

                                    (A) After the Company has  effected  one (1)
                           Registration pursuant to Section 2(a), and such Registrations have been declared or ordered effective; or

                                    (B) During the period starting with the date
                           sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Registration subject to Section 2(b) hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                  (b) Company Registration. If (but without any obligation to do so) the Company proposes to Register (including for this purpose a Registration effected by the Company for stockholders other than the Shareholder) any of its Common Stock under the Securities Act in connection with a public offering of securities solely for cash (other than a Registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, or any Registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Shareholder written notice of such Registration. Upon the written request of the Shareholder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 11 hereof, the Company shall, subject to the provisions of Section 2(g) hereof, cause to be Registered under the Securities Act all of the Registrable Securities that the Shareholder has requested to be Registered.

                  (c) Company's Right to Register Shareholder's Common Stock. The Company may, at any time after December 31, 2006, file a registration statement under the Securities Act with respect to all of the Registrable Securities then owned by the Shareholder.

                  (d) Obligations of the Company.  Whenever  required under this
         Section 2 to effect the Registration of any Registrable Securities (or when the Company elects to effect the Registration of Registrable Securities under Section 2(c) of this Agreement), the Company shall, as expeditiously as reasonably possible:

                           (i)  Prepare  and file  with  the SEC a  registration
                  statement with respect to such Registrable Securities as to which Registration under this Section 2 shall be required, and use its best efforts to cause such registration statement to become effective, and, upon the request of the Shareholder, keep such registration statement effective for up to ninety
                  (90) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                           (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to ninety (90) days.

                           (iii) Furnish to the Shareholder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities.

                           (iv) Use its best efforts to Register and qualify the
                  securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Shareholder, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in such jurisdictions.

                           (v) In the event of any underwritten public offering,
                  enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Shareholder shall also enter into and perform its obligations under such underwriting agreement.

                           (vi) Notify the Shareholder at any time when a prospectus relating to the Registrable Securities so registered is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such obligation to continue for ninety (90) days.

                           (vii) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                           (viii) Provide a transfer agent and registrar for all
                  Registrable Securities registered pursuant hereto and a CUSIP number for all such securities, in each case not later than the effective date of such Registration.

                           (ix) Use its best efforts to furnish,  at the request
                  of the Shareholder, on the date the Registrable Securities registered pursuant hereto are delivered to the underwriters for sale in connection with a Registration pursuant to this
                  Section  2,  if  such   securities   are  being  sold  through
                  underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
                  (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Shareholder, and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Shareholder.

                  (e) Furnish Information.  It shall be a condition precedent to the  obligations  of the  Company to take any action  pursuant  to this
         Section 2 with respect to the Registrable Securities that the Shareholder shall furnish to the Company such information regarding itself, the Registrable Securities, and the intended method of disposition of such securities as shall be required to effect the Registration of the Registrable Securities. In the event the Company elects to effect a registration of the Registrable Securities under
         Section 2(c), it shall be an affirmative obligation of the Shareholder to furnish the information described in this Section 2(e).

                  (f)  Expenses  of   Registration.   All  expenses  other  than
         underwriting discounts and commissions incurred in connection with Registrations, filings or qualifications pursuant to this Section 2 including (without limitation) all Registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

                  (g) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2(b) hereof to include any of the Registrable Securities in such underwriting unless the Shareholder accepts the terms of the underwriting as agreed upon by the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in the offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in such offering only that number of securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all of the selling stockholders (including the Shareholder) according to the total amount of securities entitled to be included therein owned by each selling stockholder (including the Shareholder) but in no event shall the amount of Registrable Securities included in the offering be reduced below fifteen percent (15%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case, the Registrable Securities may be excluded if the underwriters make the determination above and no other stockholder's securities are included in such offering.

                  (h) Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Section 2:

                           (i) To the extent  permitted by law, the Company will
                  indemnify and hold harmless the Shareholder, any underwriter (as defined in the Securities Act) for such Shareholder, and each person if any, who controls the Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or in any supplements or amendments thereto, (B) the omission or alleged omission therein of a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay the Shareholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2(h)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to the Shareholder, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent it arises out of or is based on a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in such Registration by the Shareholder, the underwriter or controlling person.

                           (ii) To the extent  permitted by law, the Shareholder
                  will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other stockholder selling securities in such registration statement and any controlling person of any such underwriter or other stockholder, against any losses, claims, damages, or liabilities, (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Shareholder expressly for use in connection with such Registration, and the Shareholder shall pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2(h)(ii), in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the indemnity agreement contained in this Section 2(h)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld), provided, that in no event shall any indemnity under this Section 2(h)(ii) exceed the net proceeds from the offering received by the Shareholder, except in the case of willful fraud by the Shareholder.

                           (iii) Promptly after receipt by an indemnified  party
                  under this Section 2(h) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2(h), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any action, if prejudicial to its ability to defend such action, shall relieve the indemnifying party of any liability to the indemnified party under this Section 2(h), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2(h).

                           (iv)  If the  indemnification  provided  for in  this
                  Section 2(h) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the Shareholder under this Section 2(h) exceed the net proceeds from the offering received by the Shareholder, except in the case of willful fraud by the Shareholder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (v) Notwithstanding the foregoing, to the extent that
                  the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provision, the provisions in the underwriting agreement shall control.

                           (vi)  The   obligations   of  the   Company  and  the
                  Shareholder under this Section 2(h) shall survive the completion of any offering of Registrable Securities in a registration statement under Section 2, and otherwise.

         3. Co-Sale Rights.

                  (a)  Co-Sale   Right.   If  one  or  more  of  the   Principal
         Stockholders (the "Selling Stockholders"), in one transaction or a series of related transactions desire to enter into an agreement to transfer more than twenty percent (20%) in the aggregate, of the Company's then issued and outstanding Common Stock to a third party (the "Buyer"), such Principal Stockholder(s) shall provide the Shareholder with written notice of the proposed transaction (which notice shall specify the terms and conditions of such proposed transaction) and the Shareholder shall have the right, but not the obligation, exercisable for a period of ten (10) days, to sell to the Buyer, upon the same terms and conditions contained in the notice of the proposed transaction, its "Co-Sale Pro Rata Share" of the equity securities proposed to be sold. For purposes hereof, the Shareholder's "Co-Sale Pro Rata Share" shall be determined by multiplying the number of shares of the Company's Common Stock to be sold in the proposed transaction by a fraction, the numerator of which is the number of shares of Common Stock in the Company owned by the Shareholder and the denominator of which is the sum of the number of shares of the Company's Common Stock held by the Selling Stockholder(s) and the Shareholder. In the event the Shareholder exercises its right to participate in any transaction pursuant to this Section 3, the Shareholder shall be required to bear its proportionate share of the expenses of the transaction, including without limitation, legal and accounting fees and expenses. To the extent the Shareholder exercises its right of participation in accordance with the terms and conditions set forth herein, the number of shares of the Company's Common Stock which the Selling Stockholder(s) may sell in the proposed sale shall be correspondingly reduced. If the Shareholder fails to notify the Company and Selling Stockholder(s) of its election to participate in the proposed sale within ten (10) days after notice is given pursuant hereto, the Shareholder shall be deemed to have waived its rights under this Section 3.

                  (b) Agreement to be Bound by this Section 3. The Principal Stockholders have executed Addendum A to this Agreement whereby the Principal Stockholders have agreed that the provisions of this Section 3 shall be binding upon each of them with respect to any Common Stock now owned or hereafter acquired by each of them.

         4. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without Registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall become effective, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) Furnish the Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports or documents so filed by the Company as the Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Shareholder to sell the Registrable Securities without Registration.

         5. Board Representation.

                  (a) The Company shall not,  prior to the  registration  of the
         Common Stock owned by the Shareholder with the SEC, increase the size of its Board of Directors to more than five (5) members unless Mr. Joseph Tate decides to become a director in addition to the Shareholders' director nominee as described below, in which event the Board of Directors shall have no more than seven (7) members. The Board of Directors of the Company shall nominate one (1) designee selected by the Shareholder for election to the Board of Directors at each annual meeting of the Company's shareholders, and shall recommend the election of such designee to the Company's shareholders, and the Principal Shareholders shall vote their shares of Common Stock in favor of the election of such designee; provided, however, that in the event that Mr. Joseph Tate is designated by the Shareholder, in addition to its first nominee for nomination by the Board of Directors for election to the Board of Directors, then the Board of Directors shall nominate two
         (2) designees (one of which shall be Mr. Joseph Tate) selected by the Shareholder for election to the Board of Directors at each annual meeting of the Company's shareholders, and shall recommend the election of such designees to the Company's shareholders, and the Principal Shareholders shall vote their shares of Common Stock in favor of the election of such designees; provided further, however, that the Shareholder's designee(s) must be qualified to serve as a director of an issuer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

                  (b) Agreement to be Bound by this Section 5. The Principal Stockholders have executed Addendum A to this Agreement whereby the Principal Stockholders have agreed that the provisions of this Section 5 shall be binding upon each of them with respect to any Common Stock now owned or hereafter acquired by each of them.

                  (c) Termination of Representation Rights. The Shareholder's right to nominate designees to the Company's Board of Directors pursuant to Section 5(a) hereof shall continue until such time as: (i) the Shareholder effectuates, in one or a series of transactions, a transfer of shares of Common Stock whereby the number of shares of Common Stock owned by the Shareholder after such transfer is less than seventy-five percent (75%) of the number of shares of Common Stock owned by the Shareholder before the transfer, at which such time the Shareholder's right to nominate designees to the Company's Board of Directors will be reduced to the right to designate one (1) nominee to the Company's Board of Directors; or (ii) the Shareholder effectuates, in one or a series of transactions, a transfer of shares of Common Stock whereby the number of shares of Common Stock owned by the Shareholder after the transfer is less than fifty percent (50%) of the number of shares of Common Stock owned by the Shareholder prior to the transfer, at which such time the Shareholder's right to designate nominees to the Company's Board of Directors will be eliminated; or
         (iii) the Common Stock owned by the Shareholder shall have been registered with the United States Securities and Exchange Commission.

         6. No Impairment. The Company will not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Shareholder hereunder against impairment.

         7. Term.  This Agreement  shall continue in full force and effect until
(a) terminated by the unanimous  consent of the Shareholder and the Company;  or
(b) the Shareholder no longer holds any shares of Common Stock in the Company.

         8. This Agreement Governs. In the event of any inconsistency between this Agreement and any of the Bylaws or resolutions of the Board of Directors or the stockholders of the Company whether now existing or hereafter adopted, this Agreement shall prevail and govern in the matter.

         9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, and to the extent permitted hereby, their respective successors and assigns.

         10. Headings. All section headings and paragraph titles or captions contained in this Agreement are for convenience of reference only and shall not be deemed to modify, describe, limit, extend or define the terms hereof, or the scope of this Agreement, nor are they relevant to the intent of any provision hereof.

         11. Notice. All notices, requests, demands, consents or other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid addressed as follows:

                  if to the Company:         MedSolutions, Inc.
                                             Attn:  President
                                             12750 Merit Drive
                                             Park Central VII, Suite 770
                                             Dallas, TX  75251
                                             Facsimile:  (972) 931-2250
                  with a copy to:            Fish & Richardson, P.C.
                                             Attn:  Steven R. Block
                                             5000 Bank One Center
                                             1717 Main Street
                                             Dallas, TX  75201
                                             Facsimile:  (214) 747-2091

                  if to the Shareholder:     Tate Investments, LLC
                                             Attn:  Joseph P. Tate
                                             3252 North Lake Drive
                                             Milwaukee, WI  53211
                                             Facsimile:  (414) 962-7960

                  with a copy to:            Davis & Kuelthau, s.c.
                                             Attn:  Peter J. Ruud
                                             300 N. Corporate Drive, Suite 150
                                             Brookfield, WI  53045
                                             Facsimile:  (262) 792-2471

Notices shall be deemed given when actually received, which shall be deemed to be not later that the next business day if sent by overnight courier or after five (5) business days if sent by mail.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. Validity. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         14. Entire Agreement and Amendments. It is mutually understood and agreed that this Agreement sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and that this Agreement supercedes all prior agreements and understandings among the parties hereto and shall not be supplemented, modified or amended except by a written instrument dated subsequent to the date hereof, signed by (a) a duly authorized officer of the Company, and (b) a duly authorized officer of the Shareholder.

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first written above.

MEDSOLUTIONS, INC.                                TATE INVESTMENTS, LLC

By:                                               By:
   -----------------------------                     ---------------------------
   Matthew H. Fleeger, President                     Joseph P. Tate, Sole Member

                                   Schedule 1
                                   ----------

                             Principal Stockholders


Mark Altenau, M.D.
Ajit S. Brar
Beverly Fleeger
Matthew H. Fleeger
Winship B. Moody

                                   Addendum A
                                   ----------


         The undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby unconditionally agree that the terms and provisions of Sections 3 and 6 of the Investor's Rights Agreement (the "Agreement") dated July 15, 2005, by and between MedSolutions, Inc. and
Tate Investments, LLC, and to which this Addendum is attached and incorporated into by reference, shall apply to and be binding upon each of the undersigned and any and all Common Stock (as defined in the Agreement) now owned or hereafter acquired by any of the undersigned.

         IN WITNESS WHEREOF, the undersigned have executed this Addendum A to the Agreement as of the 15th day of July, 2005.




----------------------------                        ----------------------------
Mathew H. Fleeger                                   Ajit S. Brar


----------------------------                        ----------------------------
Beverly Fleeger                                     Winship B. Moody


----------------------------
Mark Altenau, M.D.

                                    EXHIBIT F

                         Form of Intercreditor Agreement

                             INTERCREDITOR AGREEMENT

         This INTERCREDITOR AGREEMENT (hereinafter "Agreement") is entered into as of July __, 2005, among ______________, The Executor/Personal Representative of The Estate of VIVIAN S. ERIKSEN, and AJIT S. BRAR, (collectively, the "Existing Lien Holders"), and TATE INVESTMENTS, LLC, a Wisconsin limited liability company ("Tate") (Tate and the Existing Lien Holders are individually referred to as a "Creditor" and collectively referred to as the "Creditors").

                                    RECITALS

         WHEREAS, Tate has provided and may from time to time continue to provide credit to MedSolutions, Inc. a Texas corporation, and its subsidiaries (including, without limitation, Enviroclean Management Services, Inc.) ("Enviroclean") (MedSolutions, Inc. and its subsidiaries are collectively referred to as the "Borrower");

         WHEREAS, Tate has been granted a lien and security interest against the real estate and improvements owned by Enviroclean described on Exhibit A attached hereto and incorporated herein by reference, together with all fixtures, proceeds, products and supporting obligations therefore (the "Collateral");

         WHEREAS, Borrower is indebted to the Existing Lien Holders, and the indebtedness of Borrower to the Existing Lien Holders is also secured by the Collateral; and

         WHEREAS, the Creditors desire to enter into this Agreement to establish the priority of their liens and security interests in the Collateral.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

         1. Collateral Priority. The Creditors agree that no Creditor's lien and security interest in the Collateral shall be prior to or subordinate to any other Creditor's lien and security interest in the Collateral, and that the lien and security interest of each Creditor in the Collateral shall be treated for all purposes as equal in priority to the lien and security interest of each other Creditor. In the event of default by the Borrower in its obligations to any party to this Agreement which are secured by the Collateral, all proceeds of sale of the Collateral, after the payment of the cost of sale and reasonable attorneys' fees, shall be shared by the Creditors in proportion to the outstanding balance of the principal and interest on their respective obligations secured by the Collateral as of the date of sale.

         2. Liquidation or Bankruptcy of the Borrower. In the event of any insolvency proceeding involving the Borrower then, and in any such event, any payment, application or distribution of any kind or character, either in cash, securities or other property which shall be payable or deliverable to the parties upon or with respect to the sale or disposition of the Collateral shall be shared by the Creditors in proportion to the outstanding balance of the principal and interest on their respective obligations secured by the Collateral as of the date of such distribution.

         3. Extent of Agreement. The lien priorities specified herein are applicable irrespective of the time, manner or order of attachment or perfection of any security interests, liens or claims, or the time or order of filing or any financing statements or Deeds of Trust, or the giving or failure to give notice of the acquisition or expected acquisition of any purchase money security interests or other security interests.

         4. Continuing Agreement. This Agreement shall constitute a continuing agreement of lien and security interest priority and each party may, without notice to any other party, lend money, extend credit and provide other financial services to or on behalf of Borrower on the basis of this Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be amended except with the written consent of all parties hereto. The lien and security interest priorities specified herein shall remain in full force and effect, regardless or whether either party rescinds, amends, waives any provision or, terminates or reforms, by litigation or otherwise, its respective financing agreement or agreements or any other agreement with Borrower.

         5. Notice of Default, Acceleration, Etc. Each Creditor agrees to give notice to one another upon the default in the payment or performance, or the acceleration, of any of the indebtedness of the Borrower to them and upon their taking any action to enforce any of their remedies against any of the Collateral (a "Default Notice"). Each Creditor agrees to hold any proceeds of the sale or disposition of any Collateral which is received by the Creditor in trust and to immediately deliver to each other Creditor the other Creditors' respective proportionate share as set forth in this Agreement.

         6. Delivery of Payment. Should any payment on an obligation secured by the Collateral, or the proceeds of the sale or disposition of any Collateral, be received by any Creditor which is inconsistent with the terms of this Agreement, the Creditor receiving such payment, Collateral or proceeds shall hold such amount in trust and immediately deliver to each other Creditor the other Creditors' respective proportionate share as set forth in this Agreement.

         7. Waivers. No delay on the part of any party in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, and no purported waiver of any default, breach or violation of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent or other default, breach or violation. The rights or remedies herein expressly specified are cumulative and not exclusive of any other rights and remedies which the parties would otherwise have.

         8. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. References herein to each party shall be deemed to refer to such party and its successors and assigns. No other person shall have or obtain any right benefit, priority or interest under this Agreement. Any assignment by any party of any security interest, lien or claim in any Collateral or any financing statement covering the same shall be subject to this Agreement.

         9. Attorneys' Fees and Costs. In the event of any dispute between the parties arising in relation to this Agreement, each party shall pay its own attorneys' fees and costs.

         10. Counterparts. This Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all of such counterparts taken together, shall constitute one and the same agreement.

         11. Notice. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepared, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.

                                                 TATE INVESTMENTS, LLC

Dated:___________________                        By:____________________________
                                                    Joseph P. Tate, Sole Member

                                                    Address: 3252 N. Lake Drive
                                                             Milwaukee, WI 53211
STATE OF__________________ )
                           ) ss.
COUNTY OF_________________ )


         This instrument was acknowledged before me on _______________, 2005, by Joseph P. Tate, as the sole member of Tate Investments, LLC, a Wisconsin limited liability company, on behalf of said limited liability company.



                                       ____________________________
                                       ____________________________ (print name)
                                       Notary Public, State of _________________
                                       My Commission:___________________________


                                       Estate of Vivian S. Eriksen
Dated:___________________              By:______________________________________
                                          ___________________, Executor/Personal
                                                               Representative

                                       Address: ________________________________
                                                ________________________________

STATE OF__________________ )
                           ) ss.
COUNTY OF_________________ )

         This instrument was acknowledged before me on __________, 2005, by ______________________, to me known to be the Executor/Personal Representative of the Estate of Vivian S. Eriksen..

                                       ____________________________
                                       ____________________________ (print name)
                                       Notary Public, State of _________________
                                       My Commission:___________________________


Dated:___________________              _________________________________________
                                       Ajit S. Brar


                                       Address: ________________________________
                                                ________________________________




STATE OF__________________ )
                           ) ss.
COUNTY OF_________________ )

This instrument was acknowledged before me on ___________, 2005 by Ajit S. Brar.


                                       ____________________________

                                       ____________________________ (print name)
                                       Notary Public, State of _________________
                                       My Commission:___________________________




Acknowledged and consented to by:

MedSolutions, Inc.                         Enviroclean Management Services, Inc.

By: _____________________________          By: _________________________________
    Matthew H. Fleeger, President              Matthew H. Fleeger, President
    Date: ____________, 2005                   Date: _____________, 2005

                                    EXHIBIT A

                                       To

                             INTERCREDITOR AGREEMENT

Lot 3, Block B, of KINGSLEY ROAD PROPERTIES INDUSTRIAL DISTRICT, an Addition to the City of Garland, Dallas County, Texas, according to the Map thereof recorded in Volume 49, Page 41, of the Map Records of Dallas County, Texas.
















AFTER RECORDING RETURN TO:
Peter J. Ruud
Davis & Kuelthau, S.C.
300 N. Corporate Drive
Suite 150
Brookfield, WI 53045

                                  SCHEDULE 8.11

                       Consolidated Net Worth Improvement

      Date                                                     Minimum Net Worth
      ----                                                     -----------------

September 30, 2005                                                $  653,136

December 31, 2005                                                 $  771,948

March 31, 2006                                                    $  892,383

June 30, 2006                                                     $1,014,460

September 30, 2006                                                $1,138,201

December 31, 2006                                                 $1,263,627

March 31, 2007                                                    $1,390,757

June 30, 2007                                                     $1,519,614

September 30, 2007                                                $1,650,218

December 31, 2007                                                 $1,782,593

March 31, 2008                                                    $1,916,760

June 30, 2008                                                     $2,052,742